==============================================================================

                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                               617 NAMPA BOULEVARD
                             NAMPA, IDAHO 83687-3065

                                      As Of
                                DECEMBER 1, 1996

                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104

                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

==============================================================================

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:   Appraisal Report of Shilo Inn
      617 Nampa Boulevard
      Nampa, ID  83687-3065

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report.
The Report:

o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


                                                                          Page i

Mr. David Thatcher
December 9, 1996
Page -2-

o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a 61 unit, hotel which includes an outdoor swimming pool and indoor spa and sauna facilities. No public meeting or banquet facilities are included in the subject improvements. The property is located at 617 Nampa Boulevard, in the City of Nampa, Canyon County, Idaho 83687-3065. It is situated on the south side of Interstate 84 at the Nampa Boulevard exit (Exit 35) approximately 16 miles west of Boise. The site has good visibility but no property line frontage on Interstate 84, and 95' of frontage on Nampa Boulevard.

The official plat of Broadmore Commercial Park 1st Addition, prepared by the Canyon County Assessor/Recorder GIS mapping system reveals a total site area of 45,300 SF (1.04 acres). The improvements consist of one, three-story, average quality, Class D building, which encompasses 34,008 SF (gross) of improved building area. The main hotel building consists of 61 guest units plus a managers unit, and common area amenities including, an outdoor pool and an indoor spa and sauna. The property is owned and operated by Mark S. Hemstreet, according to current vesting an ownership records on file with the Canyon County Assessors Office.

The subject property and comparables were last inspected November 7, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                  $3,100,000
                  THREE MILLION ONE HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
ID No. CGAP-247


                                                                         Page ii

617 Nampa Boulevard, Nampa, ID


                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                           V

SALIENT FACTS AND CONCLUSIONS                                               VII

SUBJECT PHOTOGRAPHS                                                           8

IDENTIFICATION OF THE PROPERTY                                               12

PURPOSE OF THE APPRAISAL                                                     12

FUNCTION OF THE APPRAISAL                                                    12

DATE OF VALUATION                                                            13

HISTORY AND OWNERSHIP                                                        13

SCOPE OF THE ASSIGNMENT                                                      13

MARKETING AND EXPOSURE PERIODS                                               13

AMERICAN DISABILITIES ACT COMPLIANCE                                         14

PROPERTY RIGHTS APPRAISED                                                    14

HAZARDOUS MATERIAL STATEMENT                                                 14

COMPETENCY PROVISION                                                         15

DEFINITIONS                                                                  15

REGIONAL OVERVIEW                                                            17

AREA DESCRIPTION                                                             23

HOTEL INDUSTRY OVERVIEW                                                      27

SITE DESCRIPTION                                                             34

PLAT MAP                                                                     39


----------------------------------
James Ratkovich & Associates, Inc.                                           iii

617 Nampa Boulevard, Nampa, ID

IMPROVEMENT DESCRIPTION                                                      40

HIGHEST AND BEST USE ANALYSIS                                                48

VALUATION                                                                    52

COST APPROACH                                                                55

DIRECT COMPARISON APPROACH                                                   79

INCOME APPROACH                                                              93

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                  112

CERTIFICATIONS                                                              114

APPRAISER'S QUALIFICATIONS

ADDENDA

Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


----------------------------------
James Ratkovich & Associates, Inc.                                           iv

617 Nampa Boulevard, Nampa, ID


                      Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


----------------------------------
James Ratkovich & Associates, Inc.                                            v

617 Nampa Boulevard, Nampa, ID

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


----------------------------------
James Ratkovich & Associates, Inc.                                           vi

617 Nampa Boulevard, Nampa, ID


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                           Shilo Inn
                                1401 Shilo Drive
                             Nampa, Idaho 83687-3065

ASSESSOR'S PARCEL NO.:              6R 7992-000- -0   Hotel Real Estate
                                    6P63745-000- -0   Hotel Personal Property

PROPERTY RIGHTS APPRAISED:          Fee Simple Estate

OWNER OF RECORD:                    Mark  S. Hemstreet

PROPERTY TYPE:                      61 Unit All Suites Hotel

ZONING:                             BC: Community Business; City of Nampa

SITE AREA:                          1.04 acres;  (45,300 square feet)

IMPROVEMENTS:                       The subject improvements consists of one,
                                    three-story, average quality, Class D,
                                    double wall constructed hotel buildings with 61 rooms encompassing 34,008 square feet gross. The improvements also include a managers unit, an outdoor pool and indoor spa and sauna.

HIGHEST AND BEST USE:               As Vacant:    Commercial development
                                    As Improved:  Existing Hotel Use

VALUE CONCLUSIONS:

   Land Value-Hotel Site:           $195,000
   F F & E:                         $152,500 ($2,500/room)
   Cost Approach:                   $3,040,000
   Direct Sales Comparison:         $3,000,000
   Income Capitalization Approach:  $3,100,000

   Final Value Estimate             $3,100,000

ESTIMATED MARKETING TIME:           Twelve Months

LAST DATE OF INSPECTION:            November 7, 1996

DATE OF VALUE:                      December 1, 1996


----------------------------------
James Ratkovich & Associates, Inc.                                           vii

617 Nampa Boulevard, Nampa, ID


================================================================================


                               [GRAPHIC OMITTED]


================================================================================

The Shilo Inn-Nampa is located at 617 Nampa Boulevard, one block south of I-84.

================================================================================


                               [GRAPHIC OMITTED]


================================================================================


----------------------------------
James Ratkovich & Associates, Inc.                                             8

617 Nampa Boulevard, Nampa, ID


================================================================================


                               [GRAPHIC OMITTED]


================================================================================

             Looking in a southerly direction along Nampa Boulevard
                           from the I-84 Intersection

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

   The subject property is on the left looking northerly along Nampa Boulevard


----------------------------------
James Ratkovich & Associates, Inc.                                             9

617 Nampa Boulevard, Nampa, ID


================================================================================


                               [GRAPHIC OMITTED]


================================================================================

      The lobby area is finished in light oak paneling, hotel grade carpet, recessed fluorescent panels and acoustic ceilings

================================================================================


                               [GRAPHIC OMITTED]


================================================================================


Guest room interior finish is basic featuring wood paneling, a small vanity mirror and sink


----------------------------------
James Ratkovich & Associates, Inc.                                            10

617 Nampa Boulevard, Nampa, ID


================================================================================


                               [GRAPHIC OMITTED]


================================================================================

                Guest amenities include an outdoor swimming pool


================================================================================


                               [GRAPHIC OMITTED]


================================================================================

             Guest amenities include an indoor jetted spa and sauna


----------------------------------
James Ratkovich & Associates, Inc.                                            11

617 Nampa Boulevard, Nampa, ID


                         IDENTIFICATION OF THE PROPERTY

The subject property, known as the Shilo Inn-Nampa is located at 617 Nampa Boulevard, one block south of Interstate 84, at Nampa Boulevard, (exit 35). The subject site is irregularly shaped and is bounded along its eastern property line by southbound Nampa Blvd. with approximately 95 feet of frontage The property is identified with Canyon County Assessors Parcel No. 6R 7992-000- -0. Site area and site geometry are as depicted in the Plat of Broadmore Commercial Park, 1st Addition presented later in this section.

Legal Description
The subject property has been described by the Canyon County Planning Department as follows: All of Lot 2, Block 1, BROADMORE COMMERCIAL PARK, FIRST ADDITION, Canyon County, Idaho, as shown on the official plat thereof on file in the office of the Canyon County Recorder in Book 16 of Plats at Page 20; and A portion of Lot 3, Block 1, BROADMORE COMMERCIAL PARK, FIRST ADDITION, Canyon County, Idaho, as shown on the official plat thereof on file in the office of the Canyon County Recorder in Book 16 of Plats at Page 20, more particularly described in a lengthy metes and bounds description contained within the Addenda of this report.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.


----------------------------------
James Ratkovich & Associates, Inc.                                            12

617 Nampa Boulevard, Nampa, ID


                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 13, 1996.

                              HISTORY AND OWNERSHIP

In 1973, a five-story hotel was completed on the subject site. Prior to construction of the hotel, the site consisted of undeveloped land zoned for industrial use. The 105-room hotel was developed by Virginia Honeycutt and named the Virginia Inn. In 1975, the hotel underwent a name change to the Gateway Hotel, and title passed to VMHC, a California management company. In 1981, title was conveyed to Seniorcorp, and later purchased by the present owner, Mark Hemstreet. According to sales history information maintained by the Assessor's office, the sale to Mr. Hemstreet was recorded on December 23, 1987, for $1,900,000.

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.


----------------------------------
James Ratkovich & Associates, Inc.                                            13

617 Nampa Boulevard, Nampa, ID


                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.


----------------------------------
James Ratkovich & Associates, Inc.                                            14

617 Nampa Boulevard, Nampa, ID


                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:

   (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      A. buyer and seller are typically motivated;
      B. both parties are well informed or well advised, and each acting in what he considers his own best interest;
      C. a reasonable time is allowed for exposure in the open market;
      D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
      E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value
According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------

(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


----------------------------------
James Ratkovich & Associates, Inc.                                            15

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

                                 Regional Map

617 Nampa Boulevard, Nampa, ID


                              REGIONAL OVERVIEW

Location
The subject property, located in Nampa, Idaho is located in Eastern, Canyon County in Southwest Idaho. Nampa is approximately 15 miles west of Boise, the State's capital and largest city, and 25 miles east of the Oregon State line. Interstate 84, the major east/west running freeway abuts the City of Nampa along its northern boundary. Nampa's proximity to other major cities in the region is as follows:

                           NAMPA - PROXIMITY TABLE
          ============================================================
                City              Approximate        Direction From
                                   Air Miles              Nampa
          ============================================================
                Boise              15 miles             Southeast
              Portland             320 miles            Northwest
               Seattle             375 miles            Northwest
               Spokane             390 miles              North
           Salt Lake City          260 miles            Southeast
          ============================================================

Area Characteristics
Nampa is the largest city in Canyon County with a 1996 population of approximately 35,000. The city is situated on a level valley, with mountains to the northeast and southwest. The city initially developed in the late 1800s along the south perimeter of the rail line which later became the Union Pacific Railroad. Over time, the city expanded to the south, and later to the west and north.

The county economy is agriculturally based. Farmland is irrigated, either through a series of irrigation canals originating from the Boise River and/or pumping from the Snake River and a number of deep-water irrigation wells. Although Canyon County only ranks 39th of 44 Idaho counties in size, it produces ten percent of the state's agricultural income. The county ranks 47th among 3,079 counties nationwide in agricultural production. Approximately 84 percent of the land in canyon County is used for agricultural production. As a product of the agricultural base, a number of manufacturing and processing businesses are headquartered in the county, typically either in Nampa or Caldwell. Canyon County also ranks first among counties nationwide in production of livestock, including horses, cows, sheep, pigs, and other animals. Much of the meat is processed in Nampa and Caldwell at several packing plants. There are also 125,000 head of cattle, helping to make the county second nationally in dairy production.


----------------------------------
James Ratkovich & Associates, Inc.                                            17

617 Nampa Boulevard, Nampa, ID

Due to Boise's close proximity and effect on the city of Nampa, a brief discussion of the state's capital follows. Boise estimate a population of approximately 128,000 and Ada County contains approximately 207,000. The economic base is largely founded upon retail and wholesale trade, government, service industry and manufacturing employment. All of these, with exception of government, are in turn partly dependent upon the agricultural, mining and forest resources of the surrounding area. Current conditions have improved in the mining and agriculture industries. The strengthening of the local economy is partly due to the success and expansions of Micron Industries (a computer chip manufacturing and research center) and Hewlett Packard. In addition, one of the largest shopping malls in the Northwest was recently completed. The building industry activity has increased as evidenced by last year's and this year's new housing starts and increased building permits. The cause of the oncoming growth for Boise is due in part of a concerted effort by concerned business and political leaders to promote Boise. The marketing strategies have proven effective in bring new industry and in revitalizing the downtown area. Also, relocating companies find values in this area more reasonable than many larger metropolitan areas.

The county elevation is approximately 2,500 feet above sea level. The climate is naturally beneficial to the agricultural spectrum; average maximum July temperature is 90.4 degrees; average maximum January temperature is 37 degrees. The average annual rainfall is 11.7 inches.

Population/Employment Characteristics
Nampa and Canyon County have experienced steady growth during the past decade. Between 1980 and 1990, the county population increased eight percent, the city of Nampa, 13 percent. In the past five years, both employment and population growth have accelerated. The growth is due primarily to the expansion of existing businesses as well as the relocation of several others, primarily Micron Electronics and Zilog.

                            POPULATION COMPARISON
                      ====================================
                         Year     Canyon Co.     Nampa
                      ------------------------------------
                         1970       61,138      20,768
                         1980       83,756      25,112
                         1988       89,900      28,320
                         1990       90,076      28,365
                         1993       100,000     30,797
                         1995       108,510     *35,333
                      ====================================

                     *July 1994 is more current available

                  Source:Idaho Department of Commerce; Bureau of Census;
                        Nampa City Chamber of Commerce


----------------------------------
James Ratkovich & Associates, Inc.                                            18

617 Nampa Boulevard, Nampa, ID

                       MAJOR EMPLOYERS - CANYON COUNTY
===============================================================================
Company                                          Canyon County Employees
                                           -------------------------------------
                                            Mar. 1992  Sept. 1993   Apr. 1996
===============================================================================
Micron                                             N/A         700       1,500
Idaho State School and Hospital                    500         550         450
Amalgamated Sugar Company                          480    400-600*         400
Mercy Medical Center                               476         590  Not avail.
Zilog Mfg.                                         450         515         600
Armour Food Co. - Con Agra Fresh Meats             425         400         550
Carnation Co. - Processed Potato Division          350         350         360
Union Pacific Railroad                             350         230        190+/-
Selkirk Metalbestos, Inc.                          200         200         208
Woodgrain Millwork, Inc.                           200         225         250
Pacific Press Publishing                           187         195         200
Nampa School District                              175         830       1,072
Northwest Nazarene College                         165         160         190
Swiss Village Cheese Co.                           100          75         175
Idaho Press Tribute                                 85         121         145
United Heritage (formerly Grange Mutual             72          80          76
life)                                               65         118         200
J.R. Simplot Packing Co.                            **         120        150+/-
Boise Cascade Corrugated Cardboard                  **          60          60
Brown Bus Co.                                       **          90         102
Idaho Sand and Gravel                               **         250         300
Fleetwood Mobile Homes                              **         160         120
Aluma Glass                                         **         200         190
Fred Meyer

===============================================================================

The most prominent employer in Nampa is Micron Computer. In 1993, Micron started in a rented warehouse of 16,000 square feet. In 1994, they constructed a 100,000 square foot warehouse/manufacturing facility and expanded employment to 700. In 1995-96, the facility was expanded to 300,000 square feet; employment was 1,200 in fall 1995, with 2,000+/- anticipated by fall 1996. The most current expansion of Micron, a 216,000 Sf manufacturing facility is under construction approximately 1/2 mile north of the subject property. This facility should create 900 and 1,200 new jobs in 1997-1998.

Personal income in Canyon County has been steadily increasing, albeit there had been periods in which income has been stagnant to declining as a product of the agricultural-based economy. The table on the following page highlights the growth in income, as well as providing a comparison to neighboring Ada County, Gem County, and the state average.


----------------------------------
James Ratkovich & Associates, Inc.                                            19

617 Nampa Boulevard, Nampa, ID

                          REGIONAL PER CAPITA INCOME
         ================================================================
               Canyon County       Gem           Ada        Idaho State
                                 County         County        Average
         ================================================================
         1985      $9,475        $10,652       $13,897        $10,882
         1990     $13,147        $12,683       $18,784        $15,249
         1993     $14,686        $15,714       $22,445        $17,512
         ================================================================
         Source:  Idaho Department of Commerce

Commercial Growth
In the late 1970s, Nampa experienced a period of rapid residential, multi-family, and commercial construction. With the general down-turn in commodities prices in the early 1980s, the growth stagnated significantly. Beginning in about 1987, a resurgence was experienced, particularly with the expansion of the industrial employment base. Zilog Manufacturing expanded significantly, Pacific Press Publishing, a Seventh-Day Adventist business, constructed new, and several other businesses expanded. For review, the level of commercial and residential construction experienced for Nampa, Caldwell, and Canyon County, for the past several years, is highlighted on the following page.

                          CONSTRUCTION SUMMARY TABLE
==================================================================================
                Nampa                  Caldwell          Unincorporated Canyon
                                                                  County
----------------------------------------------------------------------------------
Year    New SF      Commercial   New SF      Comm. &      New SF     Commercial
       Dwellings  and Remodel /  Dwellings  Remodel/   Dwellings /   and Remodel
        / Value       Value       / Value     Value       Value       / Value
----------------------------------------------------------------------------------
1995  689/$54.4M    NA/$40.7M    69/$5.5M   NA/$22.8M   393/$34.1M   NA/$18.57 M
----------------------------------------------------------------------------------
1994  411/$36.0M    NA/$55.9M    85/$5.39M  171/$8.0M   571/$47.6M   445/$13.0M
----------------------------------------------------------------------------------
1993  275/$26.4M    787/$14.1M   89/$6.0M   248/$8.9M   524/$44.7M    401/$7.7M
----------------------------------------------------------------------------------
1992  270/$18.1M    725/$7.5M    53/$3.2M   210/$3.5M   437/$32.8M   450/$12.2M
----------------------------------------------------------------------------------
1991  195/$13.3M    698/$9.4M    39/$2.3M  169/$6.47M   281/$23.0M    381/$9.7M
----------------------------------------------------------------------------------
1990   151/$9.4M    573/$6.5M    42/$2.4M  175/$14.2M   168/$13.8M    498/$5.1M
----------------------------------------------------------------------------------
1989   86/$4.9M     440/$14.9M   28/$1.4M   164/$2.7M   165/$10.7M    425/$7.6M
----------------------------------------------------------------------------------
1988   64/$3.2M     413/$9.4M    13/$0.9M   183/$2.7M   123/$7.3M     363/$8.9M
==================================================================================


----------------------------------
James Ratkovich & Associates, Inc.                                            20

617 Nampa Boulevard, Nampa, ID

Today, some 1,259 acres exist inside the city limits zoned for industrial use with approximately 500 acres vacant, available in parcels from 1 to 30 acres. Some 68 acres of commercially zoned property exists and prices vary with location and approximately 70 percent is occupied. Terrain is mostly level with good drainage. The water department maintains two systems, one for domestic water and one for irrigation. Supply for municipal use is from ten deep wells and has a 575,000-gallon storage tank. Adequate water exists for continued commercial and residential growth. The newly remodeled waste water treatment plant has the capacity to treat 19 million gallons per day, which is equivalent to that needed to serve a population of 250,000.

Utilities available within the community include electricity, natural gas, telephone service, sewer service, municipal water, and irrigation. The capacity of systems should meet the community growth characteristics for the foreseeable future.

Within the city limits of Nampa, there are two television stations, KIVI (Channel 6) and KTRV (Channel 12). There is one daily newspaper, the Idaho Press Tribute.

Summary - Canyon County's agricultural base dominates employment and industry in the county. There has been substantial recent manufacturing growth, such as Micron Electronics, Zilog, and Pacific Press Publishing, as well as growth in smaller manufacturing and agricultural service businesses. During the past several years, the county, and Nampa in particular, has experienced accelerated growth both in population and employment. The city's proximity to Boise and Ada County has also allowed it to share in the exceptional growth in the state's capital over the last several years. These positive economic and social factors are expected to continue near term.


----------------------------------
James Ratkovich & Associates, Inc.                                            21

================================================================================


                               [GRAPHIC OMITTED]


================================================================================

                                    Area Map

617 Nampa Boulevard, Nampa, ID


                                    AREA DATA

Neighborhood Description
The Appraisal Institute defines a neighborhood as "a group of complementary land uses" (4). A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises." (4) "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject neighborhood is located in the northeast quadrant of the city of Nampa on the north side of Interstate 84, at the Franklin Boulevard interchange. Nampa is located in the middle of southwestern Idaho's Treasure Valley, a major crossroads of national transportation routes including the Union Pacific Railroad and Interstate 84 both located less than one mile south of the subject property. This neighborhood is roughly 1 mile north of the Central Business District of Nampa, and has experienced periods of growth and development punctuated by periods of relative dormancy.

This neighborhood has historically been regarded as a secondary location relative to the more established commercial/retail and office districts of the city. However the subject is located on the primary access route between I-84 and the central business district of Nampa. The recent path of growth in the northern and northeast sections of the city is dominated by the 216,000 square foot expansion of Micron Electronics to the northeast of the subject property, and the proposed redevelopment of properties owned by Amalgamated Sugar to the north of I-84. The boundaries of this neighborhood orient around Nampa Boulevard and Interstate 84 and may be defined as follows:

      South: Caldwell Boulevard; Nampa Central Business District
      West:  Midland Boulevard; 0.5 mile to the west
      East:  N. Franklin Blvd.; 1.0 mile to the east
      North: I-84; 0.10 mile to the north

Area Development Trends
The subject property is located in an area we believe is poised for future growth and development for several important reasons. First, a major expansion of the manufacturing facilities of Micron Electronics is likely to have a catalyzing effect on the commercial and industrial districts to the north and east of the subject site. Development of this 216,000 facility will eventually result in the creation of approximately 900-1200 jobs, and will be a magnet for other high technology manufacturing companies and second tier manufacturers and suppliers.

----------
(3) The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1992


----------------------------------
James Ratkovich & Associates, Inc.                                            23

617 Nampa Boulevard, Nampa, ID

Second, the proposed development of a $200 million theme park to be known as Sweetwater Junction has been planned for a 150 acre campus in northeast Nampa. Also known as the "Field of Dreams", the project will encompass a branch campus of Boise State University, a golf course, the Snake River Stampede Events center (Rodeo), and numerous shopping areas, restaurants and hotels. Also proposed are a movie production studio, a water park, a recreation vehicle park and a 15 acre business park. Depending on the actual execution of this ambitious project, Nampa will become the focus of much greater attention and will attract not only other new businesses, but also new residential development and commercial support services.

Third, transportation and infrastructure projects to be funded by development fees and impact fees will enhance the access and development potential of the neighborhood, and will significantly increase traffic capacity to the subject area. Major improvements to Interstate 84 at the Nampa Boulevard intersection already underway are scheduled for completion between 1998 and 2000. These circulation improvements will enhance access to the northern and northeast sections of Nampa, and should facilitate future residential subdivision activity in the neighborhood of the Centennial Golf Course, as well.

Development Trends
To the north of the subject property we find abundant evidence of new development activity. This neighborhood has historically been dominated by agricultural uses, but has during the last several years shown a clear trend toward light manufacturing and high technology manufacturing. The dominant zoning in the corridor north if I-84 is "IL", a light manufacturing and industrial classification, supporting clean manufacturing and distribution related uses. The previously mentioned Micron Electronics facility presently under construction is representative of this trend. The fairly new Franklin Commercial Park located on the north side of Shilo Drive, across the street from the Shilo Inn - Nampa Suites, is a smaller scale example of this same trend. A number of contractors, and small manufacturers populate this business Park.

To the south of I-84 evidence of new development along Nampa Blvd. includes a proposed Inn of America to be built adjacent to the subject site. Further south on Nampa Blvd. recent land sale activity reveals plans to develop new apartments, senior housing and mini-storage facilities during 1996 and 1997. On Franklin Road to the east of the subject a relatively new Chevron/Mini-Mart (R&V Convenience Mart) was built in 1991 and expanded in 1995; a major expansion of the Texaco/Jackson's Food Store with a five-bay truck service canopy and enlarged convenience mart, is presently under construction. Other new development projects on the south side of I-84 also includes an 84 room Sleep Inn which opened for business in September 1996. Several new residential subdivisions to the south and east of the subject which are accessed from Franklin Boulevard and Sixth Street, are presently under development. New home prices are in the range of $79,000 to $115,000, while older first generation properties tend to run in the $40,000 to $70,000 price range.


----------------------------------
James Ratkovich & Associates, Inc.                                            24

617 Nampa Boulevard, Nampa, ID

Vacant land is fairly abundant although commercially zoned sites with direct freeway exposure and direct on-ramp/off-ramp access are scarcer and more costly. Evidence of market transition and price inflation is clear in this market area. These trends will be explored further in the land sales analysis in the Valuation sections. The trend of rezoning Agricultural land to commercial (BC and BF) zones is likely to continue, and may even accelerate as major new projects increase interest and activity in the new growth areas of Nampa. Again, the major expansion of Micron Electronics and the proposed Sweetwater Junction development will probably have a significant positive impact on development trends and land values through the early 2000's.

Transportation and Community Services
As noted in the Neighborhood Description/Introduction, Nampa is located at a crossroads of several major transportation systems, including the Union Pacific Railroad, Interstate 84 and the largest regional airport facility in Idaho, Boise Air Terminal. Vehicular traffic is serviced by I-84 with major intersections at each commercial or business center along the interstate. Additionally, Highways 20, 26 and 30 are secondary east/west oriented highways which link outlying towns such as Eagle and Middleton as well as Nampa and Meridian to major transportation routes and the Boise metropolitan area. The major north/south routes in the area are US-95, which links the northern panhandle counties and Spokane to southern Idaho; and SR-55 and SR-68 which link Eagle and Kuna respectively to I-84.

Commercial air service is available to most major cities from the Boise Air Terminal located approximately 15 miles southeast of the subject neighborhood. National carriers including Southwest, United, Northwest, and Delta Airlines service the greater market area. Private and charter air service is also available at the Nampa Municipal Airport and the Caldwell Municipal Airport northwest of the subject neighborhood. Other ground transportation options available in the Nampa area include Amtrak passenger rail service; Greyhound Bus lines; Private and city Cab services, and numerous car rental agencies.

Nampa is well served with recreational facilities including 7 city parks; 15 tennis courts; 9 swimming pools (two outdoor); one 18-hole golf course (Centennial); 12 baseball/softball fields; 4 soccer fields and the Snake River Stampede rodeo grounds.

Medical services are provided by Mercy Medical Center, a 152 bed community facility located in Nampa. Two regional facilities are located within 20 miles in Boise. The community is also served by 65 licensed physicians, 24 dentists and a wide range of nurse/practitioner specialists. Approximately 10 residential care facilities also serve the community providing a full range of convalescent care, congregate living facilities, and senior retirement residential options.


----------------------------------
James Ratkovich & Associates, Inc.                                            25

617 Nampa Boulevard, Nampa, ID

The educational needs of the community are provided for with numerous day care facilities; 7 preschools; 6 public and 6 private kindergartens; 11 public, 1 private and 4 parochial elementary schools; 3 public, 1 private and 1 parochial junior high/middle schools; and 1 public, 2 private and 1 parochial high schools. Post Secondary schools include Northwest Nazarene College (Nampa) a Christian liberal arts college; Albertson College (Caldwell) private liberal arts college; Boise State University (Boise), a public university, and BSU Vocational Technical School also located in Nampa..

Summary

Regional and local neighborhood trends appear moderately favorable for continued community growth and real estate equity growth. The economic growth of Canyon County at large, and the city of Nampa specifically has been fueled by a combination of robust growth in Ada County (Boise) and aggressive business expansion in the west Treasure Valley led by Micron Electronics, and Zilog, national computer manufacturers. Future growth and development in Nampa will likely derive from secondary growth of commercial and business services related to Micron, Zilog and Hewlett Packard which exert a dominant influence on the local economy. Substantial growth and economic benefit may eventually be realized with the development of Sweetwater Junction northeast of the subject neighborhood. If this national recreation and entertainment center becomes a reality, we envision a substantial benefit to the Shilo Inn - Nampa Suites Hotel.. These benefits will likely translate in the form of higher ADR's and higher average occupancies


----------------------------------
James Ratkovich & Associates, Inc.                                            26

617 Nampa Boulevard, Nampa, ID


                           Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

================================================================================
                               Occupancy                   Average Daily Rate
--------------------------------------------------------------------------------
                        1995     1994    Variance    1995      1994    Variance
     New England       74.3%t    72.0%     3.2%    $131.90   $125.23     5.3%
    Mid Atlantic
    North Central       69.6%    68.6%t    1.3%      82.59     79.41     4.0%
   South Atlantic       70.1%    68.2%t    2.8%      80.51     77.88     3.4%
    South Central       68.7%    67.7%t    1.5%      68.39     65.61     4.2%
  Mountain/ Pacific     71.4%    70.1%     1.7%      87.69     83.70     4.8%
     Nationwide         70.6%    69.2%     2.0%    $ 85.92   $ 82.21     4.5%
--------------------------------------------------------------------------------
Note: Average property size = 210 rooms          Source: PKF Consulting


----------------------------------
James Ratkovich & Associates, Inc.                                            27

617 Nampa Boulevard, Nampa, ID

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

             ======================================================
                                    Rooms Demand    Rooms Supply
                                  Average percent      Average
                                       Change      percent Change
             ------------------------------------------------------
             New England                2.5%            1.2%
             South/Middle Atlantic      3.1%            1.4%
             East South/North Central   3.4%            1.6%
             WestSouth/North Central    3.2%            1.3%
             Mountain                   3.7%            1.6%
             Pacific                    2.8%            2.8%
             ------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


----------------------------------
James Ratkovich & Associates, Inc.                                            28

617 Nampa Boulevard, Nampa, ID

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

            ---------------------------------------------------------------
             Year      Number of        Number of      Average Price Per
                      Transactions        Rooms              Room
            ---------------------------------------------------------------
             1995         107            38,135            $83,000
             1994          83            30,452             76,000
             1993          40            15,825             74,000
             1992          41            17,219             63,000
             1991          52            15,806             87,000
            ---------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


----------------------------------
James Ratkovich & Associates, Inc.                                            29

617 Nampa Boulevard, Nampa, ID

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(4) "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.


----------------------------------
James Ratkovich & Associates, Inc.                                            30

617 Nampa Boulevard, Nampa, ID

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o     Average Daily Rate Change Rate
o     Operating Expense Change Rate
o     Free & Clear Equity Capitalization Rate
o     Residual Capitalization Rate
o     Free & Clear Equity Internal Rate of Return

----------
(5) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


----------------------------------
James Ratkovich & Associates, Inc.                                            31

617 Nampa Boulevard, Nampa, ID

                                [GRAPHIC OMITTED]

617 Nampa Boulevard, Nampa, ID

Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                              [Bar graph omitted]
--------------------------------------------------------------------------------
                 4th Qtr,'93 1st Qtr.'94  2nd Qtr.'94  3rd Qtr.'94  4th Qtr.'94
--------------------------------------------------------------------------------
ADR Chan           0.0278      0.0329        0.0315       0.0322       0.035
--------------------------------------------------------------------------------
Op. Exp. C         0.0344      0.0363        0.0354       0.0336       0.0355
--------------------------------------------------------------------------------
Equity Cap         0.1143      0.1148        0.115        0.1127       0.0992
--------------------------------------------------------------------------------
Residential C      0.1189      0.1148        0.115        0.114        0.1014
--------------------------------------------------------------------------------
Equity IRR         0.1505      0.1533        0.155        0.1575       0.1567
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 1st Qtr.'95  2nd Qtr.'95  3rd Qtr. 95  4th Qtr. 95
--------------------------------------------------------------------------------
ADR Chan           0.037       0.0383        0.0391       0.0417
--------------------------------------------------------------------------------
Op. Exp. C         0.0352      0.0345        0.0351       0.0348
--------------------------------------------------------------------------------
Equity Cap         0.1073      0.1088        0.109        0.1065
--------------------------------------------------------------------------------
Residential C      0.1086      0.1088        0.1078       0.1067
--------------------------------------------------------------------------------
Equity IRR         0.1523      0.1475        0.1496       0.1505
--------------------------------------------------------------------------------

o      Average Daily Rate Change Rate
This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o      Operating Expense Change Rate
Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


----------------------------------
James Ratkovich & Associates, Inc.                                            32

617 Nampa Boulevard, Nampa, ID

o      Free & Clear Equity Capitalization Rate
In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o      Residual Capitalization Rate
As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary
A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


----------------------------------
James Ratkovich & Associates, Inc.                                            33

617 Nampa Boulevard, Nampa, ID


                                SITE DESCRIPTION

As shown on the plat map located at the end of this section, the subject site is an irregular shaped lot, shown on the plat map located on the next page, the subject site is an irregular shaped lot, located on Nampa Boulevard exit (#35) in the southwest quadrant of the I-84 intersection. The official address of the subject site is 617 Nampa Boulevard, Nampa, Idaho. Site area calculations made by the Canyon County assessors office and county engineer indicate a site area of 1.04 acres or 45,300 square feet.

Visibility and Access
The subject site has excellent visibility to both freeway traffic carried on Interstate 84, and surface arterial traffic on Nampa Boulevard. Average daily traffic exposure exceeds 40,000 vpd according to data compiled by the Idaho Transportation Department. Ingress access to the subject site is from a single double wide approach from Nampa Boulevard. Landmark signage along Nampa Boulevard identifies the subject property from points to the east and west of exit 35. Visibility may be affected by the future development of the vacant site to the north of the subject when that occurs.

Off-Site Improvements
Nampa Boulevard is a major north/south arterial with approximately 75 feet of right of way, and which is improved with a two lanes of traffic in each direction, but no left turn median. It is a city and state maintained State Highway constructed with asphaltic concrete surface, steel reinforced, poured-in-place concrete sidewalks, curbs, gutters and approach aprons along the subject property line. Overhead street lighting is maintained by the City of Nampa at the intersection ramps, and along the Nampa Blvd. right of way. The curb to curb width of the asphalt paved street is 64 feet. Public utilities are all provided through underground feeds directly to the subject property.

Topography and Drainage
The subject lot is essentially level and appears to drain through on site drywell collectors which feed into the city of Nampa waste water/sewer system. All drainage facilities were clear of debris and appeared to be well maintained during our property inspections. The subject site is NOT LOCATED in a FEMA designated flood hazard zone, according to Community Map Panel No. 160038 001, dated September 28, 1984. The subject site is approximately 0.25 miles north of Indian Creek, the primary drainage channel serving the subject neighborhood, which is identified as being in the 100 year plain.


----------------------------------
James Ratkovich & Associates, Inc.                                            34

617 Nampa Boulevard, Nampa, ID

Surrounding Uses
The subject site is located in a secondary commercial district adjacent to Interstate 84 at exit 35, Nampa Boulevard. The major commercial core of Nampa is approximately 1.25 miles south of the subject and features a mix of shopping centers, restaurants, commercial and business services and regional transportation systems. The survey of surrounding land uses in proximity to the subject site is summarized below.

      North: Vacant 6.60 acre site which will be developed in 1997 as an
             Inn of America, by F&C Corporation. I-84 right of way.
      South: Denny's Restaurant and the Broadmore Golf Course
      East: Super 8 Motel - approximately 8 acres of parking for long-haul tractor trailer rigs
      West: Vacant 6.60 acre site which will be developed in 1997 as an Inn of America.

Zoning
The subject site is zoned BC (Community Business) according to the Planning Department of the City of Nampa. This is a specific commercial zoning class which is intended to create, preserve and enhance areas with a wide range of retail sales and service establishments serving both long and short-term needs in compact locations typically appropriate to commercial clusters near intersections of major thoroughfares. This District also includes some development which does not strictly fit the description of this classification but also does not merit a separate zoning district of its own. Specific characteristics of the BC zone are as follows:

      Height Limit:       Buildings over 65' require commission approval, except
                          adjacent to residential zone where building shall not
                          exceed max. height for residential uses.
      Max. Site Coverage: None Specified
      Min. Lot Size:      None Specified
      Setbacks:           None Specified except 20 feet shall be required on all
                          lots fronting on functionally classified arterial or
                          collector streets.
      Parking Required:   61 spaces:  one per guest room.
      Parking Provided:   61 spaces by physical count.


----------------------------------
James Ratkovich & Associates, Inc.                                            35

617 Nampa Boulevard, Nampa, ID

Traffic
Traffic data compiled by the City of Nampa and the Idaho Transportation Department is summarized below: These data represent average daily traffic
(ADT), expressed as daily average of annual traffic volume. The daily average is expressed in average vehicles per day (VPD).
    1)    Interstate 84, w/o US-95, bi-directional ADT:           31,000 VPD
    2)    Nampa Boulevard, S/O I-84:                              16,000 VPD

Soils
No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoil's have of adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required the services of a properly licensed professional engineer should be retained.

Environmental Hazards
As part of our due diligence process the appraisers physically inspected the subject property for obvious physical evidences of potential sources of contamination. Nowhere on or adjacent to the subject property did we detect the presence of suspicious drums or containers, stressed vegetation, surface soil discoloration's, unaccounted for seepage, noxious odors, or other common evidences of potential contamination.

Seismic
The subject site is NOT LOCATED within a Seismic Special Study Zone. The 1994 Uniform Building Code (UBC) identifies the region as a Zone 2B risk area, which is characterized as having low to moderate seismicity and moderate seismic engineering requirements


----------------------------------
James Ratkovich & Associates, Inc.                                            36

617 Nampa Boulevard, Nampa, ID

Utilities
All utilities are available to the subject site. Utility providers confirmed with planning and building officials are summarized below.

      Culinary Water:         City of Nampa
      Sanitary Sewer:         City of Nampa
      Electric:               Idaho Power Company
      Natural Gas:            Intermountain Gas
      Telephone:              US West / AT&T Long Distance

Public Services provided to the subject property also include:

      Fire/Paramedic:         City of Nampa Fire Department
      Police:                 City of Nampa Police Department
                              Canyon County Sheriffs Department
                              Idaho State Police
      Health District:        Southwest Health District
      Refuse Collection:      Municipal Collection, County Disposal

Easements, Restrictions, CC&Rs, Adverse Encumbrances
The appraisers have not been supplied with a current Title Policy Commitment. We have been unable to assess the potential for adverse easements or encumbrances which may impact the subject property. Our inspections revealed no evidence of prescriptive easements or other uses open and hostile to the rights and interests of the current owners. However, it is strongly recommended that a title policy update be purchased to ensure that no adverse interests have impacted the current ownership interests before any further transactions are pursued. The value conclusions outlined herein assume good and merchantable title, without adverse encumbrances. If subsequent disclosures reveal that adverse interests have been recorded against the subject property, the appraisers reserve the right to modify the value conclusions reported herein.


----------------------------------
James Ratkovich & Associates, Inc.                                            37

617 Nampa Boulevard, Nampa, ID

Assessment and Taxes
According to the Canyon County Assessor and the Treasurer Tax Collector, the subject assessments and property taxes for the 1995/1996 tax year are summarized as follows.

==================================================================================================
     Assessor's              Assessed Values - 1996            Total       96 Levy     1996 Tax
--------------------------------------------------------------------------------------------------
     Parcel No.           Land      RE Improved  Personal      Value        Rate
                                                   Prop.
--------------------------------------------------------------------------------------------------
(1)  6R 7992-000-0      $181,200     $753,350       $0       $934,550     1.99043%    $18,601.57
--------------------------------------------------------------------------------------------------
(2)  6P 63745-000-0        $0           $0       $192,772    $192,772     1.99043%    $3,836.99
--------------------------------------------------------------------------------------------------
Totals                  $181,200     $753,350    $192,772   $1,127,322    1.99043%    $22,438.56
==================================================================================================

Note (1):   1996 Assessed Values are as of September 1996.
Note (2):   Furniture Fixtures and Equipment (Personal Property) for Hotel.
            Assessed Values based on net book.

Taxes are based on annual assessments set by the county assessor. Assessed values which have historically been less than 50% of market value have increased dramatically since 1991. In the last five years the aggregated assessed values of Canyon County have increased by more than 65% so that assessed values today are somewhere between 90% and 100% of market value. Over assessment and quantum tax increases have fomented strong tax limitation sentiment resulting in a 1% property tax limitation initiative which is to be presented to voters in a future state wide election. We note that estimated taxes for the subject property are anticipated to increase modestly over 1995 levels for both real estate and personal property taxes for the furniture, fixtures. Cashflow projections developed in the Income Approach and the value conclusions derived therefrom will reflect the current projected tax assessments.

Conclusion
After careful consideration of the foregoing factors, we believe that the subject site is well adapted to its current use as a hotel/motel site. We further conclude that it is located within the general path of growth for the city and note that major intersection/overpass improvements planned for the intersection of Nampa Boulevard and Interstate 84 by the year 1997 should enhance the visibility and access characteristics of the subject site. These enhancements should facilitate further development and investment activity along the Nampa Boulevard corridor between I-84 and the Nampa CBD.


----------------------------------
James Ratkovich & Associates, Inc.                                            38

================================================================================


                                [GRAPHIC OMITTED


================================================================================

                                   PLAT MAP

617 Nampa Boulevard, Nampa, ID


                           IMPROVEMENT DESCRIPTION

The subject improvements consists of a three-story, average quality, Class D, double wall constructed hotel building with 61 guest rooms (not including managers suite) encompassing 34,008 gross square feet, built 1973.

Amenities include an outside 32' x 16' swimming pool, a jetted hot spa, coin operated laundry rooms for the use of hotel guests, and the hotel management offices. Access to the upper floors is provided by internal stairwells at three locations in the building, or by a small elevators located off the main floor lobby. Other property details and the description of materials and construction methods are summarized below.

Size                          61 Rooms, Not Including manager unit

Room Type:                     3  Single Queen (SQ)
                              56 Double Queen Kitchen (DQK)
                               1 Mini Suite Queen (MSQ)
                               1 Maxi Suite Double Queen w/ Hide-a-bed (MSDQ)
                              --
                              61 Total Rentable Suites

Meeting Rooms:                No dedicated facilities
                              Maxi Suite can be converted into 700 SF
Conference Center

Recreational Facilities:      Outdoor Pool, Indoor Jetted Hot Spa,
                              Steam/Sauna Rooms

Average Room Size:            467 square feet gross

No of Stories:                Three including Ground Floor (Identified as
                              Basement)

Parking: 61 on-site paved striped parking spaces; 59 standard, 2 handicap

Year Built:                   1973 according to Canyon County Assessors records

Foundation:                   Steel Reinforced concrete spread footings


----------------------------------
James Ratkovich & Associates, Inc.                                            40

617 Nampa Boulevard, Nampa, ID

Floor Structure: Lower level of steel reinforced concrete slab (basement type construction) with upper floors of truss joist and plywood construction with subfloor sound attenuating insulation.

Exterior Walls:               Class D, double wall wood frame construction.
                              Exteriors of Vinyl siding over plywood sheathing and Tyvek. Interior construction of 5/8" GWB over insulating batts. Wall insulation to R-19 specification.

Window/Sash/Door:             Double glazed, windows in anodized aluminum
                              frames; All opening windows fitted with screens.
                              Anodized aluminum frame single door storefront at Lobby entrance; All exterior doors of anodized aluminum with fire safety break away bars (20 minute fire rated).

Roof Structure:               Prefabricated TJI roof trusses set at 24" on
                              center; 5/8" CDX plywood sheathing over trusses;
                              composition roofing with sealed joints; interior draining scuppers and down spouts. Parapet walls constructed of 2"x4" and 2"x6" wood frame finished with vinyl vertical siding. Mansard overhangs finished in concrete roof tile.

Interior  Walls:              2"x4" wood frame partitions, 16" or 24" on center
                              with textured and painted 5/8" GWB (one hour rating); sound attenuating insulation with R-11 batts.

Interior Finish:              Floor coverings in all suites hotel grade carpet;
                              Floor coverings in lobby of carpet and ceramic tile; Salt finished concrete in Pool area; 1" floor tile in spa and sauna area; Floor cover in restrooms of vinyl linoleum; Incandescent and fluorescent lighting-ceiling and wall mounted fixtures;

Lobby: Commercial/Hotel carpet, light oak stained cabinetry; textured acoustic ceilings; recessed fluorescent light panels; upholstered furniture; mini-blind window treatments; built in front desk/service counter.


----------------------------------
James Ratkovich & Associates, Inc.                                            41

617 Nampa Boulevard, Nampa, ID

Guest Rooms:                  Painted and papered drywall walls and ceilings;
                              carpet in guest rooms and ceramic tile floor cover in bathroom, sliding aluminum frame windows;
                              kitchenette units with under-counter refrigerators and microwave ovens; televisions, furniture draperies etc.

Elevators:                    One hydraulic passenger elevator located off
                              lobby.

Stairwells:                   Three interior stairwells of wood frame
                              construction; Treads are padded and carpeted;
                              railings of wood with oak cap on stairway pony-wall.

HVAC/Climate Control:         Individual wall mounted package AC units with
                              temperature control modules in each guest suite.
                              Electric Base Board heating.

Electrical:                   Electrical system design engineered to specific
                              hotel electrical loads; 3 phase, 4-wire
                              multi-paneled power busses.

Plumbing:                     Each guest suite includes a tub with shower and
                              toilet in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans. Kitchenette sinks included in most units.

Fire Protection:              Non-sprinklered; smoke detectors throughout; fire
                              alarms; emergency exit lighting, emergency auxiliary generator; Conforms to Nampa building/fire safety codes.

Furniture                     Fixtures & Equipment: Guest suites include either
                              single queen bed or double queen beds; color televisions with remote controls; carpet, draperies; light fixtures and lamps; combination desk/dresser units; luggage rack; 30" parlor table with (2) upholstered wood chairs; night stand, microwave oven and refrigerator; single phone jack.


----------------------------------
James Ratkovich & Associates, Inc.                                            42

617 Nampa Boulevard, Nampa, ID

Modified Guest Suite:         All Shilo Inn Guest suites are single room units
                              with most or many of the amenities typically associated with a true 2+ room suite.

Site Improvements:
The site improvements include asphalt paved and striped parking areas (59 standard striped stalls and 2 handicapped stalls); Landscaping is well maintained and incorporates native species including blue spruce, fruitless plum, fir, dwarf pines and juniper specimens, as well as a variety of native perennials; annual species utilized for color accents at building entrances; Planter areas are finished with decorative redwood bark and are well maintained and attractively designed. Exterior trash enclosures with gate closures; Parking lot lighting is provided by pole mounted incandescent lamps on poured in place concrete pedestals. Surface water runoff through drywell sumps feeding to City of Nampa sewers. Double wide driveway apron from Nampa Boulevard are of steel reinforced, poured in place concrete.

Depreciation
The actual age of the improvements is approximately 18 years. They are generally well maintained and appear to have an effective age overall of approximately 15 years. As we noted previously, they are in good condition for facilities of their age and quality. According to building industry sources the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks
Overall the improvements are in average condition and show reasonably good care of maintenance. They are typical of motel designs of the 1970's and are reasonably functional in their layout, utility and guest appeal. Modern facilities are generally built around double loaded corridors which are somewhat more efficient, and typically include larger lobby areas and common area amenities, including public meeting facilities. However, in a tertiary market such as Nampa, Idaho, these subtle elements of functional obsolescence do not have a substantial impact on the economic productivity of the property. In fact, given the primary market sector this hotel serves (long-haul truckers) the elements of functional obsolescence which could be inferred in a comparison of newer properties are probably negligible in this market.


----------------------------------
James Ratkovich & Associates, Inc.                                            43

617 Nampa Boulevard, Nampa, ID

The operators' marketing strategy is focused on maximizing extended visit, and corporate and government agency patronage, although the primary market of this particular property is primarily short stay, transient guests. In room microwave ovens and refrigerators, and guest laundry facilities seem to be effective in attracting the target market customer. We note that the subject Shilo Inn appears to be nominally outperforming the local competition in achieved average occupancy. We therefore, find that the subject property is generally adequate in meeting the owners intended use and purpose for the subject facilities

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or double queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch, clock radio, coffee maker, and two telephones. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $152,500.


----------------------------------
James Ratkovich & Associates, Inc.                                            44

617 Nampa Boulevard, Nampa, ID


                                  Site Plan


                               [GRAPHIC OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            45

617 Nampa Boulevard, Nampa, ID


                                  Floor Plan


                               [GRAPHIC OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            46

617 Nampa Boulevard, Nampa, ID


                                  Floor Plan


                               [GRAPHIC OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            47

617 Nampa Boulevard, Nampa, ID


                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


----------------------------------
James Ratkovich & Associates, Inc.                                            48

617 Nampa Boulevard, Nampa, ID

As Vacant
Possible Use: The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building and site improvement design.

The subject site is an irregular 1.04 acre shaped parcel with frontage on Nampa Boulevard and visibility from Interstate 84. The freeway exposure and on ramp/off ramp access is highly desirable for BF and BC zoned properties which derive their business principally from commuter/transportation routes. We also note that all public utilities and infrastructure are available to the site or are in place, and the frontage street (Nampa Boulevard) is in place and fully improved. The size (1.04 acres ), and shape (highly irregular) limit the utility of the site to small scale commercial; residential; communication/utility and transportation; sporting recreation and amusement; service and office; and industrial uses. Large scale uses in these categories would be difficult or impossible since on-site parking and floor area requirements are directly affected by the size and shape of the site.

Permissible Uses: Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements appear standard and do not seem to adversely impact the development potential of the site. To the extent they guarantee access to public utilities, they actually enhance site value. Therefore, the principal legal limitation on the development entitlements for the site is the BC zoning, defined by the City of Nampa as a specific commercial zoning class which is intended to create, preserve and enhance areas with a wide range of retail sales and service establishments serving both long and short-term needs in compact locations typically appropriate to commercial clusters near intersections of major thoroughfares. This District also includes some development which does not strictly fit the description of this classification but also does not merit a separate zoning district of its own.

The site has good functional utility for a variety of small scale, commercial, permitted uses including retail stores, retail repair/service shops, cabinet shops, bakeries and confectioneries, service stations, restaurants, grocery stores, hotels, theaters, banks, carwashes, medical clinics, professional offices, retail nurseries, group care homes, mobile home parks, and a variety of Civic and Cultural uses.

Conditional uses include a variety of dwellings, truck or bus parking lots, recreational facilities, auction sales, bar/nightclub/lounge/tavern, animal shelters/kennels, automobile or truck repair, church or worship facilities, dance schools/halls, equipment rental yards, hospitals, laboratories, prisons, and treatment centers for alcoholism/chemical dependency. Under the BC zone heavy commercial uses, agricultural uses, mining, multi-family housing, industrial and manufacturing uses are not typically allowed. These uses would be considered incompatible with the planning objectives for the BC commercial zone.


----------------------------------
James Ratkovich & Associates, Inc.                                            49

617 Nampa Boulevard, Nampa, ID

Feasible Uses: The property is reasonably adaptable to many of the commercial development types enumerated above, but is particularly well suited to highway oriented commercial uses where exposure to high average daily traffic volumes is regarded as advantageous by prospective users. Clearly, uses such as hotels/motels, gas station/c-stores and restaurants benefit most from the dual exposure of the subject site, and tend to yield the highest potential profitability.

The feasibility of these uses must be considered in light of historical and current development trends and the current supply of the various alternative such uses in the local market. Our market analysis clearly reveals that a much wider range of potential uses is feasible today than would have been possible two to three years ago. We see evidence of land speculation and record prices being paid for freeway frontage, commercial sites in this growth corridor to the west of the Boise metropolitan area. Significant amounts of new development are underway to the north and south of the subject site on Nampa Boulevard and in the northeast sections of the city where the Sweetwater Junction master plan is scheduled to be developed.

With growth comes increased vehicular traffic and an increase in the value of Freeway fronting commercial sites. We noted earlier that the feasibility of hotels in this market still appears to be fairly good as the development of the 80 room Sleep Inn east of the subject and the proposed Inn of America, north of the subject both suggest. Additionally, a proposed 61 unit Best Western Motel to be developed by Johnson Hospitality at Franklin Road and Specht Avenue, in Caldwell also suggests feasibility in this local submarket. A major recent expansion of the Texaco/Jackson Food Store on Franklin Boulevard, east of the subject, suggests the feasibility of service station and convenience store development, as well. Determining financial feasibility, and economic productivity depends heavily on the assumptions we utilize in our evaluations, and may encompass varying degrees of risk.

Our analysis of several alternative use types suggests that while the market and local participants anticipate significant growth in the next few years, the broad based economic expansion which would facilitate a major growth trend is not yet fully in evidence. If the Micron expansion occurs as planned and a number of secondary manufacturers and suppliers gravitate into the area we would expect to see financial feasibility for a wider range of potential uses. If the development of Sweetwater Junction occurs as planned we envision a long term expansion across a variety of economic sectors in the subject neighborhood, and in the West Treasure Valley. At this time it appears that financial feasibility would probably be limited to well capitalized hotel operators, and service station/convenience store operations.

Assuming the 1.04 acre site could be effectively utilized by a national restaurant franchise we believe the site could be a feasible restaurant site, as well. Other uses which could prove financially feasible will depend on the anticipated growth of the Northeast Nampa sub market area during the next 3-5 years.


----------------------------------
James Ratkovich & Associates, Inc.                                            50

617 Nampa Boulevard, Nampa, ID

Maximally Productive Uses. Of the permitted uses our analyses suggest that the maximally productive uses today are probably special purpose in nature. These may include automotive oriented retail/commercial uses, such as national franchise tire dealers, or gas station/convenience stores. Beyond these, it appears that hotel/motel uses and restaurant uses with strong marketing and brand identification could yield the maximally productive use for the site today.

As Improved

The subject is a three-story hotel property with 61 guest suites on a 1.04 acre site. Review of the historical operating statements clearly reveals the profitability of the subject property as a going concern hotel. Highest and Best use analysis of the site as vacant suggests that were the site available for development today, one might in fact develop the same use, perhaps with a slightly modified configuration or site layout. As noted previously an updated architectural design might be more efficient and more consistent with current hotel development standards. However it is clear that the existing improvements add substantial value beyond the raw site value. The highest and best use for the subject site, as improved is to continue operations as a hotel/motel.


----------------------------------
James Ratkovich & Associates, Inc.                                            51

617 Nampa Boulevard, Nampa, ID


                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


----------------------------------
James Ratkovich & Associates, Inc.                                            52

617 Nampa Boulevard, Nampa, ID

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


----------------------------------
James Ratkovich & Associates, Inc.                                            53

617 Nampa Boulevard, Nampa, ID

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.


Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


----------------------------------
James Ratkovich & Associates, Inc.                                            54

617 Nampa Boulevard, Nampa, ID


                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


----------------------------------
James Ratkovich & Associates, Inc.                                            55

617 Nampa Boulevard, Nampa, ID


                              SUMMARY OF LAND SALES

================================================================================
                           Sale                Land SF     Unadjusted  Adjusted
No.  Address               Date     Sale Price Size-Acre   Value/SF    Value/SF
--------------------------------------------------------------------------------

1    NWC Meridian Rd.      Jan-95   $285,000   73,830      $3.86       $4.22
     & Overland Rd.                            1.695
     Meridian, Idaho

2    Specht St. E/O        May-96   $275,000   38,141      $7.21       $4.33
     Franklin, S/O of I-84                     0.876
     Caldwell, Idaho

3    Specht St., E/O       Nov-94   $250,000   110,640     $2.26       $4.10
     Franklin, S/O of I-84                     2.540
     Caldwell, Idaho

4    624 Nampa Blvd.       Sep-94   $240,000   65,340      $3.67       $4.45
     I-84 at Exit 35                           1.500
     Nampa, Idaho

5    W/O Franklin Blvd.    Apr-94   $215,000   152,460     $1.41       $3.40
     N/O I-84 on Shilo Dr.                     3.500
     Nampa, Idaho

6    1411 N. 3rd Avenue    Jan-96   $210,000   105,415     $1.99       $4.65
     W/O Franklin                              2.420
     Nampa, Idaho

7    Overland Rd., E/O     Feb-95   $1,060,000 385,506     $2.75       $4.16
     Meridian Rd                               8.850
     Meridian, Idaho

8    Overland Rd., E/O     Available$970,000   277,172     $3.50       $4.20
     Meridian Road                             6.363
     Meridian, Idaho

9    E. Central Drive      Feb-95   $525,000   94,937      $5.53       $5.53
     Meridian Rd @ I-84                        2.179
     Meridian, Idaho

S    Subject               Oct-96   $204,000   45,300      N/A         $4.50
     1401 Shilo Drive                          1.04
     @ I-84 & Franklin

================================================================================


----------------------------------
James Ratkovich & Associates, Inc.                                            56

617 Nampa Boulevard, Nampa, ID


                                 LAND SALES MAP


                                [GRAPHIC OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            57

617 Nampa Boulevard, Nampa, ID


                                 LAND SALES MAP


                                [GRAPHIC OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            58

617 Nampa Boulevard, Nampa, ID


                                 LAND SALES MAP


                                [GRAPHIC OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            59

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION

Address:                NWC Meridian & Overland Road, S/O I-84
Legal:                  Portion of the SE1/4 of the SE1/4 of Section 13, T3N,
                        R1W of the Boise Meridian.
City:                   Meridian, Idaho
APN:                    N/A
County:                 Canyon County
Map Reference:          N/A
Property Rights:        Fee Simple

SALE INFORMATION

Grantor:                Tower & Associates
Grantee:                Bryce Johnson, et al
Document Number:        WD No. Not Available
Sale Price:             $285,000
Sale Terms:             All Cash/Cash Equivalent
Sale Date:              January, 1995

SITE DESCRIPTION

Site Area:              73,842 SF (1.695 acres)
Zoning:                 CG General Commercial/Retail (City of Meridian)
Utilities:              All available at the site
Off-Sites:              A/C Paving
Topography:             Level/Slope
Location:               Meridian Blvd. S/O I-84

SALE ANALYSIS

Price Per Square Foot:  $3.86

COMMENTS                Site split by lot line adjustment after acquisition;
                        Lots 1 & 2, Block 2, Mr. Sandman Subdivision No 2. Lot 1 developed with a Texaco C-store/gas station/carwash; Lot 2 sold to Sandman Hotel and developed with expansion wing of hotel on 27,356 SF (0.628 Acres). 196.21'
                        frontage on Meridian Road; 347' of frontage on Overland Road. 38' wide cross access/easement across Lot 1 (Texaco) to provide access to Mr. Sandman Motel and JB's Restaurant, adjoining the site to the north.


----------------------------------
James Ratkovich & Associates, Inc.                                            60

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                Specht Street E/O Franklin, S/O I-84
Legal:                  Lot 1 Caldwell Interstate No. One
City:                   Caldwell, Idaho
APN:                    R-450-001-  -0
County:                 Canyon
Map Reference:          N/A
Property Rights:        Fee Simple

SALE INFORMATION

Grantor:                Oregon Idaho Lands, (Tom Butler)
Grantee:                Johnson Hospitality (LLC)
Document Number:        WD E9616070
Sale Price:             $275,000
Sale Terms:             All Cash
Sale Date:              May, 1996

SITE DESCRIPTION

Site Area:              38,141
Zoning:                 CF Freeway Commercial (City of Caldwell)
Utilities:              All available to the site (underground)
Off-Sites:              AC Paving, concrete curb and gutters
Topography:             Level
Location:               1 block S/O I-84 (Specht Street) East of Franklin

SALE ANALYSIS

Price Per Square Foot:  $7.21/SF

COMMENTS Assembled with adjacent sites owned by Johnson Hospitality, (LLC) for development of Best Western Hotel confirmed by David Johnson 5-31-93. See Comparable No. 3


----------------------------------
James Ratkovich & Associates, Inc.                                            61

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION

Address:                Specht Street E/O Franklin, S/O I-84
Legal:                  Lots 4 and 5, Caldwell Interstate Subdivision
City:                   Caldwell, Idaho
APN:                    R451-000-   -0 and R -452-000-   -0
County:                 Canyon County
Map Reference:          N/A
Property Rights:        Fee Simple

SALE INFORMATION

Grantor:                Oregon Idaho Lands (Butler)
Grantee:                Johnson Hospitality, LLC
Document Number:        WD# Not available
Sale Price:             $250,000
Sale Terms:             Cash Equivalent
Sale Date:              November 29, 1994

SITE DESCRIPTION

Site Area:              110,640 SF (2.54 acres)
Zoning:                 CF (Freeway Commercial)
Utilities:              All available to the site
Off-Sites:              AC paving, steel reinforced PIP concrete curbs and
                        gutters
Topography:             Level w/gentle southerly slope
Location:               1 Block south of I-84, E/O Franklin

SALE ANALYSIS

Price Per Square Foot:  $2.26/SF

COMMENTS This site assemble with a May, 1996 adjacent site acquisition. Assemblage price =
                        $250,000+$275,000=$525,000. Assemblage area
                        110,640+38,141=148,781 SF or 3.42 acres. Assemblage
                        price/SF = $3.53/SF.


----------------------------------
James Ratkovich & Associates, Inc.                                            62

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION

Address:                624 Nampa Boulevard, Nampa Idaho
Legal:                  Tax Parcel 36-A, in the SW4 of the NW4 of the NW4,
Section 15              Township 3N, Range 2W & 1/2 of vacated street right
                        of way.
City:                   Nampa, Idaho
APN:                    R31250-010- -0
County:                 Canyon County
Map Reference:          N/A
Property Rights:        Fee Simple land underlying existing motel

SALE INFORMATION

Grantor:                Schade & Shepherd Enterprises
Grantee:                Super 8 Motel, Inc.
Document Number:        WD # 94154001
Sale Price:             $240,000
Sale Terms:             Cash Equivalent - Option in development Agreement
Sale Date:              August 10, 1994

SITE DESCRIPTION

Site Area:              65,340 sf (1.50 acres) approx.
Zoning:                 BC - Community Business, City of Nampa
Utilities:              All available at site
Off-Sites:              A.C. paving, freeway off ramp
Topography:             Level
Location:               Across street from Shilo Inn

SALE ANALYSIS

Price Per Square Foot:  $3.67/SF

COMMENTS                Underlying fee simple land interest of Super 8 Motel.
                        Purchase option contained within development/management agreement with ground lessors. Purchase price based on fee simple market value of site, not leased fee interest according to Canyon County assessor. Site occupied by 62 room Super 8 motel located on E/S of Nampa Boulevard, across street from subject property.


----------------------------------
James Ratkovich & Associates, Inc.                                            63

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE 5

PROPERTY IDENTIFICATION

Address:                W/O Franklin Boulevard, N/O I-84 Shilo Drive
Legal:                  Lots 6 and 7 Franklin Commercial Park (Block 1)
City:                   Nampa, Idaho
APN:                    R 8520-55-  -0
County:                 Canyon County
Map Reference:          N/A
Property Rights:        Fee Simple

SALE INFORMATION

Grantor:                Ronald W. Van Auker, Inc.
Grantee:                Tom Inouye
Document Number:        WD #9410124
Sale Price:             $215,000
Sale Terms:             Cash Equivalent
Sale Date:              April 6, 1994

SITE DESCRIPTION

Site Area:              3.50 acres (152,460 SF)
Zoning:                 BF, Freeway Business, Nampa
Utilities:              All available to the site
Off-Sites:              AC paved access streets, PIP concrete gutters,
                        aprons, etc.
Topography:             Level
Location:               N/S of I-84, E 10 Franklin Blvd.  Adjacent to ITD
                        Park and Ride Lot and Shilo Inn.

SALE ANALYSIS

Price Per Square Foot:  $1.41/SF

COMMENTS One lot removed from Shilo Inn Hotel at Franklin Boulevard/I-84. Significant land inflation occurring in 1993 through 1996. Interior lots I-84 exposure below on rap, 2 lots west of Franklin Blvd. Occupied by Guerdon Village Trailer Park as modular/mobile home sales lot.


----------------------------------
James Ratkovich & Associates, Inc.                                            64

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE 6

PROPERTY IDENTIFICATION

Address:                1411 N. 3rd Avenue W/O Franklin Blvd./ S/O I-84 and
                        Industrial Road.
Legal:                  Lot 5 and Tax Parcels 63, 64, 65 and 66, excluding
                        tax parcels 2 and 3.
City:                   Nampa, Idaho
APN:                    R 14268-010-   -0
County:                 Canyon County
Map Reference:          N/A
Property Rights:        Fee Simple with surface rights on Tax Parcels 63-66
                        only.

SALE INFORMATION

Grantor:                Lane, Larrobee and Jordan
Grantee:                Jerry Hess (Hess Construction)
Document Number:        WD#9435990
Sale Price:             $210,000
Sale Terms:             Cash - 10 day escrow
Sale Date:              January 5, 1996

SITE DESCRIPTION

Site Area:              105,415 SF (2.42 acres)
Zoning:                 IL (Light Industrial)
Utilities:              All available to the site
Off-Sites:              AC paved on 3rd Avenue, no lighting.
Topography:             Level
Location:               South of I-84, west of Franklin

SALE ANALYSIS

Price Per Square Foot:  $1.99/SF

COMMENTS Site acquired by the owner of the adjacent site, Jerry Hess, who is the developer of the 85 unit Sleep Inn Motel on I-84 west of Franklin. Site acquired for future assemblage w/hotel/restaurant development. Interim use:
                        Mobile Home Sales lot under ground lease for 2 years remaining $3,200/month, $38,400/year, "Seller hard up for cash" according to Hess. Fire "Sale price should be worth $3.50-$4.00/SF".


----------------------------------
James Ratkovich & Associates, Inc.                                            65

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE 7

PROPERTY IDENTIFICATION

Address:                Meridian Ford, Meridian Idaho; East of Main Street.
                        Overland Road/SS/I-84 E/O Meridian Road
City:                   Meridian, Idaho
APN:                    N/A
County:                 Ada County
Map Reference:          N/A
Property Rights:        Fee Simple

SALE INFORMATION

Grantor:                Winston Moore
Grantee:                Meridian Ford (Chet Wood, Owner)
Document Number:        N/A
Sale Price:             $1,060,000
Sale Terms:             Cash
Sale Date:              February, 1995

SITE DESCRIPTION

Site Area:              8.85 acres
Zoning:                 C6 Commercial General (City of Meridian)
Utilities:              All available to the site.
Off-Sites:              AC paved streets, underground utilities, city storm
                        water mgmt.
Topography:             Level
Location:               Interstate 84 frontage, south side; East of Main
Street.

SALE ANALYSIS

Price Per Square Foot:  $2.75/sf

COMMENTS Large acreage Commercial Park of 21.36 acres. Meridian Ford sit was second site to sell. Confirmed w/Jim Boyd, J.L. Boyd Co; Mike Keller, Thornton Oliver.


----------------------------------
James Ratkovich & Associates, Inc.                                            66

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE67

PROPERTY IDENTIFICATION

Address:                I-84 @ Exit 44 (Meridian Exit)
City:                   Meridian
APN:                    N/A
County:                 Ada
Map Reference:          N/A
Property Rights:        Fee Simple

SALE INFORMATION

Grantor:                Winston Moore
Grantee:                Available
Document Number:        Available
Sale Price:             $969,645 (asking)
Sale Terms:             Cash Equivalent
Sale Date:              Pending Negotiations

SITE DESCRIPTION

Site Area:              6.36 acres
Zoning:                 CG Commercial General
Utilities:              At the site - underground
Off-Sites:              Access Road
Topography:             Level/sloping portion
Location:               I-84 frontage, East of Exit 44 (Meridian Exit)

SALE ANALYSIS

Price Per Square Foot:  $3.50/SF Asking

COMMENTS Listed - 1990. Last site available in 21.36+ acres assemblage. pervious sites have sold to Meridian Ford, and a heavy equipment/truck dealer. Confirmed w/Jim Boyd of J.L. Boyd Co.


----------------------------------
James Ratkovich & Associates, Inc.                                            67

617 Nampa Boulevard, Nampa, ID


                             COMPARABLE LAND SALE 9

PROPERTY IDENTIFICATION

Address:                Central Valley Corporate Park, E/O Meridian Road, N/O
I-84
Legal:                  Lot 4 Block 2, Central Valley Corp. Park
City:                   Meridian, Idaho
APN:                    N/A
County:                 Ada County
Map Reference:          N/A
Property Rights:        Fee Simple

SALE INFORMATION

Grantor:                R.T. Nahas Company
Grantee:                Mercy Medical Center, Inc.
Document Number:        N/A
Sale Price:             $525,000
Sale Terms:             Cash Equivalent
Sale Date:              February, 1995

SITE DESCRIPTION

Site Area:              2.18 acres
Zoning:                 PUD - Commercial/Industrial (Central Valley Corporate
                        Park)
Utilities:              All available to the site
Off-Sites:              AC paved streets, concrete curbs, gutters, approach
                        aprons, street lighting
Topography:             Level
Location:               Central Valley Corp, Block 2

SALE ANALYSIS

Price Per Square Foot:  $5.53/SF

COMMENTS Improved with medical office building, doctor group with Mercy Medical Center.


----------------------------------
James Ratkovich & Associates, Inc.                                            68

617 Nampa Boulevard, Nampa, ID

Introductory Discussion
The difficulty of determining site value for the subject became more evident the more data we gathered. As the sales summary grid illustrates, unadjusted values for commercially zoned sites along the I-84 corridor range from $1.41/SF (April
1994) to $7.21/SF (May, 1996). As we gathered the data we realized that this corridor running from Boise to Caldwell has been undergoing a major transition during the last two to three years, and desirable commercial sites in many locations have double, tripled and even quadrupled in value. Prior to that time prices in the range of $1.00/SF to $1.50/SF were fairly common. However since Micron began its aggressive expansions in the area they have added more than 2,000 jobs in three separate facilities. This kind of growth has had a multiplier effect on the growth of other secondary commercial, manufacturing and service commercial uses.

To further facilitate analysis, we have constructed an analytical grid which is included in the addendum of this report. The reader may wish to refer to it as they review our discussions of land sale activity. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed
This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interests, including Sale No. 4, the Super 8 motel site acquired through exercise of a pre-negotiated purchase option based on market value as identified in the development agreement. Sale no. 6 had specific restrictions prohibiting subsurface mining, limiting use to surface entry only. This, was however a restriction placed on the property by a former grantor in the 1950's which doesn't appear to have a meaningful impact on value, particularly when we consider the other conditions of sale and current highest and best use for this site. Therefore, we conclude that no adjustment is warranted.

Financing Adjustment
The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.


----------------------------------
James Ratkovich & Associates, Inc.                                            69

617 Nampa Boulevard, Nampa, ID

Conditions of Sale
This adjustment enables us to apply adjustments for extraordinary conditions of sale which may have impacted sale prices. Sale No. 2 represents a situation where some extraordinary motivation probably existed. This parcel was acquired for assemblage with sale no. 3. The purchasers intend to develop a Best Western Hotel on the combined sites. Note that Sale No. 2 sold for a price more than 320% of the price of Sale No. 3. We believe that some of this extraordinary value increase occurred as a result of land inflation. Some of the differential may also be attributable to size differences between the parcels. However, the value indicators are probably most heavily influenced by the fact that the purchasers needed the additional site to accommodate their hotel development plans and parking requirements and the sellers recognized this fact. If we view Sales No. 2 and 3 as the assemblage of a single contiguous site over time, the average value indicator for the whole parcel is $3.53/SF. Some premium for extraordinary conditions of sale is strongly suggested and we apply a -45% adjustment to Sale No. 2 and a +45% adjustment to Sale No. 3 suggesting a value range between $3.28/SF and $3.97/SF irrespective of other factors.

Sale No. 4 represents a purchase option in which the purchaser was able to acquire the fee simple interests in the site underlying the existing Super 8 Motel for market value. The Canyon County assessor citing a confidential source indicated that this sale represented market value at the time of sale. Therefore, no Conditions of sale or Property Rights adjustments were applied.

Sale No. 6 was reported to be a duress sale by the purchaser. He noted that the site he acquired was subject to a ground lease with mobile home dealer at $3,200/month. The imputed lease capitalization rate 18.29% would tend to strongly support his assertion. Long term land lease cap rates in this area typically run in the range of 9% to 11% with 10% representing the most typical rate. Because this is not a long term lease we recognize that capitalizing into perpetuity a lease that has only two to three years remaining is not supportable. The purchaser, Jerry Hess acquired the site for the future expansion of the Sleep Inn Hotel complex which was opened for business in September, 1996. Mr. Hess indicated that despite the irregular shape and circuitous access to the site, he felt that market value was at least $3.00/SF, and is higher for him when assembled in conjunction with the adjacent hotel site he already owns. Therefore, we apply a positive adjustment of 50% to reflect the seller duress motivation which is secondarily supported by the extraordinary 18.29% cash on cash return rate.


----------------------------------
James Ratkovich & Associates, Inc.                                            70

617 Nampa Boulevard, Nampa, ID

Market Conditions Adjustment - Time Factor
The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and to what magnitude. Explosive land inflation, widely divergent value indicators, speculation and economic dislocations are all a part of the current environment for prime commercial sites along the I-84 corridor between Boise and Caldwell. At the time of this appraisal it is clear that a major surge inland values is currently taking place. Value indicators are hitting historical highs in the $6.00/SF to $7.00/SF range as of September 1996, unheard of in this area until the spring of 1996. Prior to this time, the highest land values paid for freeway frontage commercial land was approximately $2.75/SF to $3.86/SF (Sales No. 1, 4, 7 and 8) for sites of 5 acres or larger.

Land inflation and the market conditions driving values are surging at this time. Knowledgeable investors and speculators are capitalizing on the "Land Rush" mentality and are reaping substantial profits. For example Land Sales No. 7 and No. 8 were acquired in a 21 acre bulk acquisition for approximately $1.00/SF in 1994.. Sale No. 7 occurred less than a year after the bulk purchase and subdivision into three freeway fronting commercial lots. Inflation and the subdivision process yielded a 275% price increase in less than one year. Sale No. 8, an available 6.363 acre site is currently offered at $3.50/SF, suggesting a total value gain in two years, three months of 350%

As noted previously market conditions are partially responsible for driving prices from $2.26/SF for Sale No. 3 to $7.21/SF for Sale No. 2, a contiguous parcel. Even after applying a substantial -45% downward adjustment for extraordinary conditions of sale, the adjusted value of Sale No. 2 is still 21% higher than the value of Sale No. 3, a gain which has occurred in approximately 18 months.

Major changes in the dynamics of local market conditions can cause values to increase quickly and dramatically, as the data from Nampa/Caldwell during the last two years amply reveals. Because inflation of this magnitude is neither consistent nor predictable we simply cannot apply a blanket inflation factor to each of these sales purely on the basis of these selected transactions. Rather, through talking to the investors and brokers involved we have identified key market leading transactions which define the trend and velocity of market inflation in each submarket area.


----------------------------------
James Ratkovich & Associates, Inc.                                            71

617 Nampa Boulevard, Nampa, ID

Sale No. 1, represents the top of the market for a freeway fronting commercial parcel with access, visibility, orientation and traffic exposure characteristics comparable to the subject. This sale which closed in January 1995 has been adjusted upward with a +10% annual adjustment factor. Sale No. 2 which closed May 1996 falls into a similar category. The 3.99% adjustment represents the application of a +10% annual adjustment factor. Sales No. 3 and 4 are also adjusted up with the +10% factor as well.

Sales No. 5 and 6 and 7 have been inflated using a +15% annual inflation factor based on feedback from the owners who indicated that equity inflation has been more aggressive in these neighborhoods as new development, led by the Micron expansions has driven values up by 30 to 100% during the last 2 to 3 years. Accordingly Sale No. 5 compounds to +41.85%; Sale No. 6 yields a +11.06% adjustment; and Sale No. 7 yields a compounded adjustment of +26.07.

Sale No. 8 is a current listing which had not sold as of September 1996. Therefore, no adjustment has been applied. Market Conditions have been fairly flat or stable in the Central Valley Corporate Park since 1994-1995. Sale No. 9 represented the top of the market when it occurred in February, 1995 and appears to still be representative of the top of the commercial market values in this location today based on current serious sale negotiations underway. This site at
2.179 acres located on the north side of I-84 is comparable to the subject in several features including orientation/access and functional utility and zoning.

Physical Adjustments
Factors which have an influence on value such as location, growth patterns and trends, accessibility to freeways, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property. The adjustment factors we have applied reflect the subjective judgments of brokers, owners and developers with whom we consulted in verifying the details of these sales. Rather than attempting to develop quantitative adjustments for these various physical factors in the midst of an extremely dynamic market we have simply noted with a qualitative comments or subjective percentage adjustments how each comparable parcel compares to the subject. Our value conclusion for the subject site will be deduced after examining where we would expect the value of the subject to fall with respect to each comparable.


----------------------------------
James Ratkovich & Associates, Inc.                                            72

617 Nampa Boulevard, Nampa, ID

Sales No. 1, 7, 8 and 9 are all located in Meridian, Ada County Idaho. Superior infrastructure and the Meridian address typically yields nominal value premiums in the vicinity of Meridian Boulevard and the Central Valley Corporate Park. Accordingly, negative adjustments of -5% have been applied reflecting their relative neighborhood superiority. Sale No. 9 located in the Central Valley Corporate Park is the best of the desirable Meridian locations. This master planned office and commercial park has yielded the highest value indicators in the city of Meridian. Value premiums within the Corporate Park run from 10 to 25% above surrounding commercial land values in Meridian. Accordingly we apply a -15% adjustment to reflect the superiority of the Corporate Park neighborhood location.

Size/Configuration adjustments which may be dictated when substantial differences in value indicators can be isolated only to differences in size, may be supported where data is plentiful enough to facilitate a matched pair sales analysis. However, we have been unable to isolate price differences to size or configuration differences, so as to support a quantitative adjustment. We merely note the comparative features relative to the subject property.

Sales No 1, 2, 3, 4, and 9 are located between .10 and .25 mile off the I-84 right of way. Although they do not have direct frontage on the interstate they do have "line-of-sight" visibility and on-ramp/off-ramp access from major intersection streets. Sales No 2 and No. 3 are located on an interior street which intersects the off-ramp street. Small positive adjustments of 2.5% have been applied to these since they are not located on the primary intersector with the interstate. Comparables No. 5, 6, 7 and 8 all have frontage on the interstate but have somewhat circuitous access which would be regarded as inferior to the subject. Therefore positive adjustments ranging from 5% to 10% for inferior site orientation and circuitry of access have been applied to Sales No. 5, 6, 7 and 8.

Sale No 6 is an awkwardly configured obtuse triangle shaped parcel adjacent to a site previously acquired by the purchaser. No size based adjustment is dictated however the shape is a liability to most users. It happens to have its best configuration and utility when used in assemblage with the adjacent site owned also by the purchaser, Hess. Accordingly we apply a 5% positive adjustment.

Traffic Exposure and Visibility can have a definite impact on site value, particularly for highway oriented commercial uses such as Hotels, Restaurants, and regional shopping centers. For this reason the prices of our comparable sales tend to run somewhat higher for parcels in immediate proximity to Interstate 84, particularly where immediate on ramp and off ramp access is available. Sales No. 2 and 3 have each received +2.5% adjustments since they are located on a secondary interior street approximately .10 mile south of I-84 where visibility is limited.


----------------------------------
James Ratkovich & Associates, Inc.                                            73

617 Nampa Boulevard, Nampa, ID

Sales No 5, 6, 7 and 8 all have direct frontage on the Interstate right of way and have received negative adjustments of -5% since this visibility is perceived to be nominally superior to the characteristics of the subject site

Utility / Zoning differences. All the sales except No. 6 share generally comparable zoning entitlements which allow for the development of commercial properties including hotel/motel uses. Sale No. 6 carried an industrial zoning which was modified when the owner (Hess) applied for a conditional use permit allowing the development of the 80 room Sleep Inn motel. The additional risks and costs associated with the entitlement processing is reflected in the +10% adjustment identified in the grid.

Lastly, Sale No. 6 receives a positive adjustment of 5% reflecting the anticipated expense of removing the mobile home site improvements located on that site prior to development.

Concluded Land Value
The comparable land sales indicate an unadjusted range from $1.41/SF to $5.53/SF. These sales represent a variety of commercial or industrial zoned sites located along the I-84 corridor between Meridian and Caldwell, Idaho. After application of market supported adjustments, the data array narrows the value indicators to between $2.10/SF and $4.98/SF. The sites with the greatest similarity to the subject are Sales No. 1, 2, 3, and 4 which are all located in the I-84 corridor but do not have immediate frontage on the right-of-way. The features which are most similar to the subject are highlighted below the adjusted value indications.

Sale No. 1 has been developed into a Texaco gas station/c-store, and an annex building for the adjacent Mr. Sandman Hotel. It is emphasized because of the relatively recent sale date (January 1995), the traffic exposure and visibility from I-84, and the overall utility and use to which the site has been put (hotel development). The adjusted value indication for sale No. 1 is $4.22/SF.

Sales No. 2 and 3, contiguous sites, acquired for the development of a Best Western Motel closed at widely divergent prices over an 18 month time span. We surmise that the latter sale which closed at $7.21/SF was heavily impacted by extraordinary buyer motivations (conditions of sale) since acquisition of this site was essential for the development of the proposed hotel improvements. We also recognize that the economic feasibility of the project depends not on either one of the sites, but rather the economics of the entire assemblage. Taken together the price paid for the entire assemblage suggests an unadjusted value indication of $3.53/SF. After application of several adjustment factors the value indicators range from $4.10/SF to $4.33/SF, a range which we believe brackets the value of the subject.


----------------------------------
James Ratkovich & Associates, Inc.                                            74

617 Nampa Boulevard, Nampa, ID

Sale No. 4 is clearly the most comparable to the subject site, being a hotel site across the street from the subject site. This sale which represented the acquisition of the underlying fee simple land interests closed in September, 1994 at a value indicator of $3.67/SF. After application of a market indicated adjustment for equity inflation (Market Conditions) the adjusted value indication is $4.45/SF, which we perceive brackets the upper end of the relevant value indicators for the subject. This sale is the most comparable to the subject site in the physical/qualitative factors profiled in the analytical grid. Sale No. 4 is therefore, emphasized above all other sales.

Sales No. 5, 6, 7, 8 and 9 are all comparable in one or more significant characteristics. However, each received larger aggregated adjustments and have one or several dissimilarities requiring substantial adjustments. These sales, except for sale No 9 represent a value range somewhat below the range indicated for the most comparable sales. Sale No. 9 is perhaps the most dissimilar, being located in a master planned commercial/office park in Meridian. For these reasons, these sales are given less emphasis.

In light of the dynamic market conditions, promising growth and development prospects of the community, and owner and investor expectation. We conclude that value for the subject site, if available to be developed to its highest an best use, today, would be between $4.00/SF and $4.50/SF. Therefore, we conclude that the value of the subject site, as of the appraisal date is:

              45,300 square feet @ $4.25 per square foot = $192,525
                                Rounded $195,000


----------------------------------
James Ratkovich & Associates, Inc.                                            75

617 Nampa Boulevard, Nampa, ID

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $71.38 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


----------------------------------
James Ratkovich & Associates, Inc.                                            76

617 Nampa Boulevard, Nampa, ID

Furniture, Fixtures & Equipment
The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $152,500.

Accrued Depreciation
Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 15 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 30 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $3,040,000
                                   ==========


----------------------------------
James Ratkovich & Associates, Inc.                                            77

617 Nampa Boulevard, Nampa, ID


                            Replacement Cost Study

===============================================================================================
Development Proforma

Shilo Inn, Nampa, ID
-----------------------------------------------------------------------------------------------

MVS: Sec. 11 P 17 Class D GoodCurrent X   LocaL X     Adj$/sf
---------------------------------------   -------     -------
Base Cost:      $69.30        1.00        1.03        $71.38

Hard Costs                    Measure               $/Measure                Cost          $/SF
----------                    -------               ---------                ----          ----
Building                      34,008 SF             $71.38     $2,427,457
Yard Improvements                                              150,000
                                                               -------

Total Hard Costs                                                           $2,577,457    $75.79

Soft Costs
Architectural & Engineering                8.00%              $206,200
  Development Overhead                     3.00%                77,300
  Stabilization & Opening Expenses  25% of annual income       200,663

  Total Soft Costs                                                           $484,163    $14.24
                                                                             ========

  Total Improvement Costs                                                  $3,061,620    $90.03


  Entrepreneurial Profit       18.00%                                        $551,092    $16.20
                                                                             --------    ------
  Total                                                                    $3,612,712    106.23

  Depreciation Adjustment  Age/Life            % Dep.           $ Dep.
  Physical                 15/50               30.00%         $918,486

  Total Depreciation                                                         $918,486    $27.01
                                                                             --------    ------
  Project Costs (Depreciated Replacement Cost)                             $2,694,226    $79.22

  Depreciated Furniture Fixtures & Equipm     61 Units @        $2,500       $152,500

  Land Valuation                   Acres       SF    $/SF   Land Value         Total
  --------------                   -----       --    ----   ----------         -----
  Site Value in Fee                 1.04    45,300   $4.25   $192,525

  Site Value                        1.04    45,300   $4.30                  $195,000
-----------------------------------------------------------------------------------------------
Indicated Value                                                           $3,041,726

Rounded                                                                   $3,040,000
                                                                          ==========

===============================================================================================


----------------------------------
James Ratkovich & Associates, Inc.                                            78

617 Nampa Boulevard, Nampa, ID


                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


----------------------------------
James Ratkovich & Associates, Inc.                                            79

                       -----------------------------------
                         REGIONAL SUMMARY OF HOTEL SALES
                       ===================================

==============================================================================================================
                                   Date of   Year    Building    Land   Land/Bldg    No of    Gross
No.    LOCATION                     Sale     Built     Area      Area     Ratio      Units   Area/Rm.
==============================================================================================================

1    Comfort Inn                   May-95    1990     30,740    76,405    2.49:1      58       530
     13207 NE 20th Avenue                              Est.
     Vancouver, WA

2    Comfort Inn                   Jun-96    1992     34,000    66,646    1.96:1      64       531
     8855 SW Citizens Drive
     Wilsonville OR

3    Ramada Inn                    Oct-94    1978     68,410    16,200    0.24:1     120       570
     2200 Fifth Avenue
     Seattle, WA

4    Travelodge                    Jun-94    1961     30,820    56,912    1.85:1      74       416
     4715 25th Avenue NE
     Seattle, WA

5    West Coast Gateway Hotel      Mar-96    1990     59,074    71,165    1.20:1     145       407
     18415 Pacific Highway South
     Seattle, WA

6    Best Western Hotel            Mar-95    1986     91,618   262,749    2.87:1     147       623
     15901 W. Valley Highway
     Tukwilla WA

==============================================================================================================
                                       Sale        Price/     Price/             Comments
No.    LOCATION                       Price       Sq. Ft.     Unit
==============================================================================================================

1    Comfort Inn                     $2,800,000    $91.09    148,276    Occupancy reported at 70 percent
     13207 NE 20th Avenue                                               ADR @ $46.00. No food and beverage
     Vancouver, WA                                                      One meeting room, spa, pool, excercise
                                                                        Located near new mall.

2    Comfort Inn                    $12,600,000    $76.47    140,625    Two-story wood frame motel located
     8855 SW Citizens Drive                                             in suburban location.
     Wilsonville OR

3    Ramada Inn                     $18,400,000   $l22.79    170,000    Four-story wood frame & stucco
     2200 Fifth Avenue                                                  downtown location. Renovated prior
     Seattle, WA                                                        to sale. $70 ADR estimate.

4    Travelodge                     $14,200,000   $136.28    556,757    Includes retail building (Blockbuster)
     4715 25th Avenue NE                                                ADR est $55.00
     Seattle, WA                                                        Pool, spa.

5    West Coast Gateway Hotel       $11,218,164   $189.90    577,367    SeaTac Airport location.
     18415 Pacific Highway South                                        All cash sale.
     Seattle, WA

6    Best Western Hotel             $15,500,000    $60.03    537,415    Three story wood frame structure
     15901 W. Valley Highway                                            includes restaurant, spa, excercise
     Tukwilla WA                                                        room and outdoor pool.

     Unadjusted Range              $60.03     to       $189.90 /Sq.Ft.
                                   $37,415    to       $77,367 /Unit

                                   Mean:     $112.76 / Sq Ft     $55,073 / Unit

================================================================================


                                [GRAPHIC OMITTED


================================================================================

                                Comparable Sales

617 Nampa Boulevard, Nampa, ID


                              COMPARABLE SALE NO. 1

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

ADDRESS:                Comfort Inn                 GRANTOR:            Ray Patel, et al.
                        13207 NE 20th Avenue        GRANTEE:            Shree Ram LLC
                        Vancouver, WA
DESCRIPTION:            Two-story wood frame        DOCUMENT #:         Na
                        and stucco limited service  MARKET TIME:        Na
                        hotel                       NUMBER OF UNITS:    58
YEAR BUILT:             1990                        SALE PRICE:         $2,800,000
LOT SIZE: 76,405 S.F.   SALE DATE:                  June 5, 1995
CONDITION:              Average/Good                TERMS:      $350,000 down
QUALITY:  Average                                               seller wrapped existing $1.45M
                                                                1st TD with, due in 10 years

BUILDING AREA:          30,740 S.F.                 GROSS INCOME:       $685,540
LAND:BLDG RATIO:        2.49:1                      NET INCOME:         $288,000
PRICE/S.F.:             $91.09                      OVERALL RATE        10.29%
PRICE/UNIT:             $48,276                     GRM:                4.08
FF&E:     $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


----------------------------------
James Ratkovich & Associates, Inc.                                            82

617 Nampa Boulevard, Nampa, ID


                              COMPARABLE SALE NO. 2

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

ADDRESS:                Comfort Inn                 GRANTOR:        Mahalaxmi Inc.
                        8855 SW Citizens Drive      GRANTEE:        Ganesh Enterprises
                        Wilsonville, OR
DESCRIPTION:            Two-story wood              DOCUMENT #:     9603044444
                        frame limited service       MARKET TIME:    Na
                        hotel
NUMBER OF UNITS:        64
YEAR BUILT:             1992                        SALE PRICE:     $2,600,000
LOT SIZE:               66,646 S.F.                 SALE DATE:      June 19, 1996
CONDITION:              Average/Good                TERMS:          $800,000 down
QUALITY:                Average                                     $1,8M 1st Td Commercial Bank
BUILDING AREA:          34,000 S.F.                 GROSS INCOME:   $804,825
LAND:BLDG. RATIO:       1.96:1                      NET INCOME:     $310,628
PRICE/S.F.:             $76.47                      OVERALL RATE    11.95%
PRICE/UNIT:             $40,625                     GRM:            3.23
FF&E:                   $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


----------------------------------
James Ratkovich & Associates, Inc.                                            83

617 Nampa Boulevard, Nampa, ID


                              COMPARABLE SALE NO. 3

--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

ADDRESS:                Ramada Inn                  GRANTOR:            2200 Fifth Ave. Ltd.
                        2200 5th Avenue             GRANTEE:            Devin Corporation
                        Seattle, WA
DESCRIPTION:            Four-story over parking     DOCUMENT #:         9410280992
                        frame and stucco hotel      MARKET TIME:        6 months
                        with restaurant/lounge      UMBER OF UNITS:     120
YEAR BUILT:             1978                        SALE PRICE:         $8,400,000
LOT SIZE:               16,200 S.F.                 SALE DATE:          October 28, 1994
CONDITION:              Average                     TERMS:           $3,000,000 down
QUALITY:                Average                                      $5,400,000 1st Td Seafirst Bank
BUILDING AREA:          68,410 S.F.                 GROSS INCOME:       Na
LAND:BLDG RATIO:        0.24:1                      NET INCOME:         Na
PRICE/S.F.:             $122.79                     OVERALL RATE        Na
PRICE/UNIT:             $70,000                     GRM:                Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


----------------------------------
James Ratkovich & Associates, Inc.                                            84

617 Nampa Boulevard, Nampa, ID


                              COMPARABLE SALE NO. 4

--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

ADDRESS:                Travelodge                  GRANTOR:        Vincent Hanna Fowler Inv.
                        4715-25 25th Avenue NE      GRANTEE:        P.B. Investments Ltd.
                        Seattle, WA
DESCRIPTION:            One and two-story wood      DOCUMENT #:     9506222113
                        frame and stucco motel      MARKET TIME:    12 month
                        with 6,700 sf retail
                        building
NUMBER OF UNITS:        74
YEAR BUILT:             1961                        SALE PRICE:     $4,200,000
LOT SIZE:               56,912 S.F.                 SALE DATE:      June 22, 1994
CONDITION:              Average                     TERMS:          All cash
QUALITY:                Average
BUILDING AREA:          30,820 S.F.                 GROSS INCOME:   Na
LAND:BLDG RATIO:        1.85:1                      NET INCOME:     Na
PRICE/S.F.:             $136.28                     OVERALL RATE    Na
PRICE/UNIT:             $56,757                     GRM:            Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


----------------------------------
James Ratkovich & Associates, Inc.                                            85

617 Nampa Boulevard, Nampa, ID


                              COMPARABLE SALE NO. 5

--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

ADDRESS:                Westcoast Gateway Hotel        GRANTOR:        Gateway Hotel LP
                        18415 S. Pacific Highway       GRANTEE:        Patriot American Hospitality
                        Sea-Tac, WA
DESCRIPTION:            Six-Story, good quality Class  DOCUMENT #:     7110-407
                        B hotel w/ restaurant, lounge  MKTG.TIME::     N/A
                        Pool and spa amenities.        ROOM CT.:       145
YEAR BUILT:             1990                           SALE PRICE:     $ 11,218,164
LOT SIZE:               71,165 SF (1.63 Acre)          SALE DATE:      March, 1996
CONDITION:              Good                           TERMS:          Cash Equivalent
QUALITY:                Average-Good                   CLASS:          Limited service, upper tier
BUILDING AREA:          59,074 SF                      GROSS INCOME:   N/A
LAND:BLDG RATIO:        1.20:1                         NET INCOME:     N/A
PRICE/SF:               $189.90                        OVERALL RATE    N/A
PRICE/UNIT:             $77,367                        GRM:            N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


----------------------------------
James Ratkovich & Associates, Inc.                                            86

617 Nampa Boulevard, Nampa, ID


                              COMPARABLE SALE NO. 6

--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

ADDRESS:                Best Western Southcenter    GRANTOR:        United States National Bank
                        15901 W. Valley Highway     GRANTEE:        Wen & Liu
                        Tukwilla, WA
DESCRIPTION:            Three-story and one-story   DOCUMENT #:     95-3311394
                        wood frame structures,      MKTG.TIME::     N/A
                        restaurant, pool & spa      No Of Units:    147
YEAR BUILT:             1986                        SALE PRICE:     $5,500,000
LOT SIZE:               262,749 S.F.                SALE DATE:      March 31, 1995
CONDITION:              Average                     TERMS:          Cash Equivalent
QUALITY:                Average
BUILDING AREA:          91,618 S.F.                 GROSS INCOME:   N/A
LAND:BLDG RATIO:        2.87 :1                     NET INCOME:     N/A
PRICE/SF:               $60.03                      OVERALL RATE    N/A
PRICE/UNIT:             $37,415                     GRM:            N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


----------------------------------
James Ratkovich & Associates, Inc.                                            87

617 Nampa Boulevard, Nampa, ID

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


----------------------------------
James Ratkovich & Associates, Inc.                                            88

617 Nampa Boulevard, Nampa, ID

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


----------------------------------
James Ratkovich & Associates, Inc.                                            89

617 Nampa Boulevard, Nampa, ID

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The best GRM value indicators for the subject property are indicated by Sale Nos. 1 through 4 which suggest GRM's in the mid 3 range to high 3 times gross revenue. We have estimated a GRM of 3.7 as applicable to the subject property which indicates a value of:

                        $802,653 GRM x 3.7 =    $2,969,816

                        Rounded                 $2,970,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


----------------------------------
James Ratkovich & Associates, Inc.                                            90

                         -------------------------------
                            SUPPLEMENTAL HOTEL SALES
                         -------------------------------

==============================================================================================================================
                         Date of    Year   Building  No.of     Gross                 Sale       Price/    Price
No.     LOCATION           Sale     Built    Area    Units    Revenue      NOI       Price      Sq. Ft.    Unit   GRM    OAR
==============================================================================================================================

1  Comfort Inn            May-95    1990    30,740      58   $685,540   $288,000   $2,800,000   $91.09   $48,276  4.08  10.29%
   13207 NE 20th Avenue
   Vancouver, WA

2  Capital Inn/Days Inn   Jan-95    l990    29,949      81   $778,745   $373,765   $3,320,000  $110.86   $40,988  4.26  11.26%
   120 College Street
   Lacey WA

3  Quality Inn            Oct-95  1977/86   29,200      73   $685,200   $293,760   $2,625,000   $89.90   $35,959  3.83  11.19%
   1545 NE Burnside
   Greshan, OR

4  Comfort Inn            Jun-96    1992    34,000      64   $804,825   $310,628   $2,600,000   $76.47   $40,625  3.23  11.95%
   8855 SW Citizens Drive
   Wilsonville OR

5  Ameritel Inn           Jun-96    l99l    48,966      94 $1,652,218   $823,838   $6,110,000  $124.78   $65,000  3.70  13.48%
   Confidential

6  Bellevue Hilton        Aug-95    1979   122,369     180 $3,945,000 $1,107,000  $12,300,000  $100.52   $68,333  3.12   9.00%
   100 ll2th Street NE
   Bellevue WA

                                   Mean:                                                        $98.93   $49,863  3.70  1l.19%
   Unadjusted Ranges:             $76.47    to    $124.78 /Sq.Ft.
                                 $35,959    to    $68,333 /Unit
                                    3.12    to       4.26 GRM
                                   9.00%    to      l3.48% OAR


----------------------------------
James Ratkovich & Associates, Inc.                                            91

617 Nampa Boulevard, Nampa, ID

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation and age are Sales Nos. 1, 2, 4, and 6. These sales suggest values in the mid 40,000's per unit. However, these properties are priced at a lower daily rate and achieve lower occupancies which requires us to be above that range. Sale Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and represent more similar economic characteristics but superior locations. Given the age and overall condition of the subject we conclude that the subject is between the two ranges indicated above. Therefore, we conclude on a value of $50,000 per room or:

                   61 Units @ $50,000 per Unit = $3,050,000

                            Conclude @ $3,050,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $2,970,000 and $3,050,000. We have selected a value indication at the middle of the two indications, as follows:

                     Conclude                   $3,000,000
                                                ==========


----------------------------------
James Ratkovich & Associates, Inc.                                            92

617 Nampa Boulevard, Nampa, ID


                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


----------------------------------
James Ratkovich & Associates, Inc.                                            93

617 Nampa Boulevard, Nampa, ID


                          SUMMARY OF COMPETITIVE HOTELS

===============================================================================================
  No.          Location           No. of          Rack Rate                  Comments
                                  Rooms
===============================================================================================
   1          Comfort Inn          65       $50.00-$51.00 Single    Guest Laundry,
              901 Specht                    $62.00-$79.00 Double    TVs-Satellite, Indoor
            Caldwell, Idaho                $86.00-$92.00 Queen w/   Pool-24 hours, Sauna,
             208-454-2222                        kitchenette        Spa, Free local calls,
                                            $112.00-$120.00 King    Cont. breakfast, Rodeo
                                                Jacuzzi Suite       Peak Season July-August,
                                                                    Built Feb. 1989
-----------------------------------------------------------------------------------------------
   2         Super 8 Motel         62       $39.88-$44.88 SglQun    Built 1978,
            624 Nampa Blvd.                 $39.88-$46.88 DblQun    TVs-Satellite, Outdoor
             Nampa, Idaho                   $42.88-$47.88 SglKng    Pool, Spa, Sauna, Steam,
             208-467-2888                    $54.88-$56.88 Suite    All rooms with
                                                                    microwaves,
                                                                    refrigerators, free
                                                                    locals, Cont. breakfast
-----------------------------------------------------------------------------------------------
   3      Shilo Inn Nampa Ste      84         $69 Single Queen      Built 1990,
            1401 Shilo Dr.                   $79 King Mini Suite    TVs-Satellite, Indoor
             Nampa, Idaho                                           Pool, Spa, Sauna, Steam,
             208-446-8993                                           Exercise room, all rooms
                                                                    with microwaves,
                                                                    refrigerators, free
                                                                    locals, Cont. breakfast
-----------------------------------------------------------------------------------------------
   4          Mr. Sandman          106     $39-$44 Single (1 bed)   Built 1993,
            I-84 @ Exit 44                    $48-$54 Dbl Queen     TVs-Satellite, Outdoor
            Meridian, Idaho                   $75-$84 King with     Pool, Indoor Spa, Sauna,
             208-887-2062                        kitchenette        Steam Athletic Club
                                            $99-$119 King Jacuzzi   passes, Free local calls,
                                                    Suite           Continental Breakfast,
                                                                    Refrigerators in rooms;
                                                                    No microwaves or kitchens
-----------------------------------------------------------------------------------------------
   5           Sleep Inn           65        $52.00 Single Queen    Built/Opened Sept. 1996
            1315 Industrial                 $57.00 Double Occup.    TVs-Satellite, Indoor
                 Road                         $57.00 Two Queens     Pool, Spa, Sauna, Gym,
             Nampa, Idaho                                           Cont. Breakfast, Free
             208-463-6300                                           locals, Community Room,
                                                                    Videos for rent, free USA
                                                                    today in business class
===============================================================================================


----------------------------------
James Ratkovich & Associates, Inc.                                            94

================================================================================


                               [GRAPHIC OMITTED]


================================================================================


                               Competitive Map

617 Nampa Boulevard, Nampa, ID


                             COMPETITIVE HOTEL NO. 1

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

                             COMPETITIVE HOTEL NO. 2

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------


----------------------------------
James Ratkovich & Associates, Inc.                                            96

617 Nampa Boulevard, Nampa, ID


                             COMPETITIVE HOTEL NO. 3

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

                             COMPETITIVE HOTEL NO. 4

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------


----------------------------------
James Ratkovich & Associates, Inc.                                            97

617 Nampa Boulevard, Nampa, ID


                             COMPETITIVE HOTEL NO. 5

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------


----------------------------------
James Ratkovich & Associates, Inc.                                            98

                                    SHILO INN
                               617 Nampa Boulevard
                                    Nampa, ID
# of Rooms            61
Building Area      34,008 sf

                     RECONSTRUCTED HISTORICAL OPERATING DATA


                                   1993                        1994
========================================================================================

Occupancy Rate                    63,00%                       73.00%
Average Room Rate                 $45.65                       $46.93
----------------------------------------------------------------------------------------

REVENUES                                  % Total  Per Room            % Total  Per Room
  Room Rentals                  $641,490    97.0%   $10,516  $761,864     967%   $12,490
  Restaurant                           0     0.0%        $0         0      00%        $0
  Telephone                       14,177     2.1%      $232    19.217     2.4%      $3I5
  Other Income                     5,356     0.8%       $88     6,930     0.9%      $114
----------------------------------------------------------------------------------------
  Total Revenue                 $661,023   100.0%   $10,836  $788,011   100.0%   $12,918

EXPENSES
  Departmental Expenses
  Rooms Department               156,675    23.7%    $2,568   176.612    22.4%    $2,895
  Food & Beverage                  9.312     1.4%      $153     9,446     1.2%      $155
  Telephone                       13,398     2.0%      $220    14,425     1.8%      $236

Undistributed
 Operating Expenses
  Administrative & General        28,489     4.3%      $467    29,007     3.7%      $476
  Management                      33,051     5.0%      $542    39,401     5.0%      $646
  Marketing                        9,040     1.4%      $148     8,373     1.1%      $137
  Utilities                       27,145     4.1%      $445    26,900     3.4%      $441
  Property Operations
   & Maintenance                  23,730     3.6%      $389    26,675     3.4%      $437
  Capital Expenditures            11,156     1.7%      $183    13,835     1.8%      $227
  Miscellaneous                    1,945     0.3%       $32     2,655     0.3%       $44

Fixed Charges
  Property Tax & License          20,689     3.1%      $339    23,359     3.0%      $383
  Insurance                        6,783     1.0%      $111     6,809     0.9%      $112

----------------------------------------------------------------------------------------
  Total Expenses                $341,413    51.6%    $5,597  $377,497    47.9%    $6,188

NET OPERATING INCOME            $319,610    48.4%    $5,240  $410,514    52.1%    $6,730
----------------------------------------------------------------------------------------

                                                            Trailing 12
                                   1995                     Months 8/96
=======================================================================================

Occupancy Rate                    72.00%                      66.00%
Average Room Rate                 $48.58                      $47.93
---------------------------------------------------------------------------------------

REVENUES                                  % Total  Per Room           % Total  Per Room
  Room Rentals                  $773,846    96.4%   $12,686  $697,969   96.8%   $11,442
  Restaurant                           0     0.0%        $0         0    0.0%        $0
  Telephone                       20,288     2.5%      $333    17,038    2.4%      $279
  Other Income                     8,380     1.0%      $137     6,143    0.9%      $101
---------------------------------------------------------------------------------------
  Total Revenue                 $802,514   100.0%   $13,156  $721,150  100.0%   $11,822

EXPENSES
  Departmental Expenses
  Rooms Department               179,286    22.3%    $2,939   177,158   24.6%    $2,904
  Food & Beverage                 10,707     1.3%      $176    11,267    1.6%      $185
  Telephone                       15,853     2.0%      $260    14,901    2.1%      $244

Undistributed
 Operating Expenses
  Administrative & General        33,843     4.2%      $555    28,393    3.9%      $465
  Management                      40,126     5.0%      $658    36,058    5.0%      $591
  Marketing                       13,409     1.7%      $220     7,116    1.0%      $117
  Utilities                       26,526     3.3%      $435    27,503    3.8%      $451
  Property Operations
   & Maintenance                  32,280     4.0%      $529    27,270    3.8%      $447
  Capital Expenditures            21,454     2.7%      $352    12,149    1.7%      $199
  Miscellaneous                    3,269     0.4%       $54     3,367    0.5%       $55

Fixed Charges
  Property Tax & License          21,747     2.7%      $357    21,747    3.0%      $357
  Insurance                        6,253     0.8%      $103     5,413    0.8%       $89

---------------------------------------------------------------------------------------
  Total Expenses                $404,753    50.4%    $6,635  $372,342   51.6%    $6,104

NET OPERATING INCOME            $397,761    49.6%    $6,521  $348,808   48.4%    $5,718
---------------------------------------------------------------------------------------

617 Nampa Boulevard, Nampa, ID

Occupancy and Room Revenue Estimates
The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 63 percent in 1993 to 73 percent in 1994, to 72 percent in 1995 and is 66 percent for the trailing 12 months. The average daily room rate has increased from $45.65 in 1993 to $47.93 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 69.4 percent in 1993, 70.1 percent in 1994, 69.5 percent in 1995 and is achieving 70.9 percent in the first nine months of 1996. The average daily rates have similarly remained stable from $48.39 in 1993 to $54.36 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 70 percent in 1997 and increase to stable levels of 72 percent per year for the duration of our analysis. An average daily rate of $50.00 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues
Other revenues include telephone income, estimated at 2.5 percent of room revenues and miscellaneous other income from vending machines and similar items, which is estimated at 0.5 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.


----------------------------------
James Ratkovich & Associates, Inc.                                           100

617 Nampa Boulevard, Nampa, ID

Departmental Expenses
Rooms
Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,568 to $2,939 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,950 per room for departmental room expense which is near the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.

Telephone
Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 80 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General
These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 3.7% and 4.3% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 4.0% for our projections.


----------------------------------
James Ratkovich & Associates, Inc.                                           101

617 Nampa Boulevard, Nampa, ID

Management Fees
The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.

Franchise and Marketing Expense
Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 1.1% to 1.7% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs
Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 3.3 to 4.1 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 3.5 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance
This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.4 and 4.0 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 3.5 percent based on the subject's most recent historical data and industry standards.


----------------------------------
James Ratkovich & Associates, Inc.                                           102

617 Nampa Boulevard, Nampa, ID

FIXED CHARGES

Property Taxes
According to the county assessor, the subject's current property taxes are $22,438. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $25,000 in our projections to account for personal property taxes.

Property Casualty Insurance
Insurance has been consistent during the last four years between 0.8 and 1.0 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.8 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves
The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


----------------------------------
James Ratkovich & Associates, Inc.                                           103

617 Nampa Boulevard, Nampa, ID

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


----------------------------------
James Ratkovich & Associates, Inc.                                           104

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


----------------------------------
James Ratkovich & Associates, Inc.                                           105

617 Nampa Boulevard, Nampa, ID

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is a years old hotel but has been well maintained and has good appeal.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 11.00%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                  $3,044,550

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


----------------------------------
James Ratkovich & Associates, Inc.                                           106

617 Nampa Boulevard, Nampa, ID

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate
The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate
Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 12.00%.


----------------------------------
James Ratkovich & Associates, Inc.                                           107

617 Nampa Boulevard, Nampa, ID

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection
The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:
o     Survey of investors' acceptable yield rates
o     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


----------------------------------
James Ratkovich & Associates, Inc.                                           108

617 Nampa Boulevard, Nampa, ID

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                         Yields on Selected Securities
-----------------------------------------------------------------------------
       Period            Aaa       Baa        Treasury          Treasury
                        Bonds     Bonds      Securities        Securities
                                             (Long Term)      (Five Year)
-----------------------------------------------------------------------------
     March 1995         8.12%     8.70%         7.45%            7.05%
-----------------------------------------------------------------------------
   September 1995       7.32%     7.93%         6.55%            6.00%
-----------------------------------------------------------------------------
     April 1996         6.80%     7.47%         6.05%            5.36%
-----------------------------------------------------------------------------
       Average          7.41%     8.03%         6.68%            6.14%
-----------------------------------------------------------------------------

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

      "Risk Free" Capital Market Return Rate:               8.00% +/-
      Real Estate Risk and Illiquidity Premium:             4.00% +/-
      Hotel-Going Concern Risk based premium:               1.50% +/-
                                                            ---------

      Total Return Expectation-Going Concern Hotels:        13.50% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.50%.


----------------------------------
James Ratkovich & Associates, Inc.                                           109

617 Nampa Boulevard, Nampa, ID

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value
The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                  $3,122,091
                                  ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given the discounted cash flow analysis indication relatively greater weight since occupancy is projected to increase slightly in year 2. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:


           Direct Capitalization - Fiscal 1997 Income -  $3,044,550

                Discounted Cash Flow Analysis   -   $3,122,091

                              Rounded $3,100,000
                                      ==========


----------------------------------
James Ratkovich & Associates, Inc.                                           110

                                                            SHILO INN
# of Rooms                                      61          617 Nampa Boulevard
Growth Rate                                    3.0%         Nampa, ID
------------------------------------------------------------------------------------------------------------------------------------
                                           % Total     1          2          3          4          5
Fiscal Year (12/1 to 11/30)               Revenue     1997       1998       1999       2000       2001
====================================================================================================================================
Room Nights Available                                  22,265     22,265     22,265     22,265     22,265
Number of Occupied Rooms                               15,586     16,031     16,031     16,031     16,031
Occupancy Rate                                          70.00%     72.00%     72.00%     72.00%     72.00%
Average Room Rate                                      $50.00     $51.50     $53.05     $54.64     $56.28
------------------------------------------------------------------------------------------------------------------------------------
REVENUES
Room Rentals                                 97.09%  $779,275   $825,586   $850,354   $875,864   $902,140
Telephone                                     2.50%    19,482     20,640     21,259     21,897     22,554
Restaurant Revenue                            0.00%         0          0          0          0          0
Other Income                                  0.50%     3,896      4,128      4,252      4,379      4,511
                                            ----------------------------------------------------------------------------------------
Total Revenue                                100.0%  $802,653   $850,354   $875,864   $902,140   $929,205

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                        $2,950     179,90    185,349    190,909    196,636    202,535
 Telephone(% of Departmental Income)          80.0%    15,586     16,512     17,007     17,517     18,043
                                            ----------------------------------------------------------------------------------------
Total Departmental Expenses                   24.4%  $195,536   $201,860   $207,916   $214,154   $220,578

Undistributed Operating Expenses
 Administrative & General                      4.0%    32,106     33,069     34,061     35,083     36,136
 Management                                    5.0%    40,133     42,518     43,793     45,107     46,460
 Furniture, Fixtures & Equipment Reserves      3.0%    24,080     25,511     26,276     27,064     27,876
 Franchise & Marketing                         8.0%    64,212     68,028     70,069     72,171     74,336
 Utilities                                     3.5%    28,093     29,762     30,655     31,575     32,522
 Property Operations & Maintenance             3.5%    28,093     29,762     30,655     31,575     32,522
 Miscellaneous                                 1.0%     8,027      8,504      8,759      9,021      9,292
                                            ----------------------------------------------------------------------------------------
Total Undistributed Expenses                  28.0%  $224,743   $237,154   $244,269   $251,597   $259,145

Total Expenses Before Fixed Charges           52.4%  $420,278   $439,014   $452,185   $465,750   $479,723
Income Before Fixed Charges                   47.6%  $382,375   $411,339   $423,680   $436,390   $449,482

Fixed Charges
 Property Tax & License                        3.1%    25,000     25,750     26,523     27,318     28,138
 Insurance                                    0.80%     6,421      6,614      6,812      7,017      7,227
 Buildings Reserve for Replacement             2.0%    16,053     16,535     17,031     17,542     18,068
                                            ----------------------------------------------------------------------------------------
 Total Fixed Charges                           5.5%   $47,474    $48,899    $50,365    $51,876    $53,433

NET OPERATING INCOME                          42.1%  $334,901   $362,441   $373,314   $384,513   $396,049
Present Value of Income Stream                        295,067    281,349    255,321    231,701    210,266
 Discounted at                               13.50%
Total Present Value of Income Stream                            $2,066,840

REVERSION ANALYSIS
-------------------------------------
Eleventh Year Income                                 $472,903
Reversion Capitalized @                                12.00%                                     DIRECT CAPITALIZATION
Reversion                                          $3,940,859                                 -------------------------------------
Less Sales Expense                                       5.0%                                 Net Operating Income         $334,901
Net Reversion                                       3,743,816                                     (1997)
Discount rate                                          l3.50%                                 Overall Rate                   11.00%
Present Value of Reversion                                        $1,055,251
                                                                  ----------                  Indicated  Value           $3,044,550

TOTAL PRESENT VALUE                                               $3,122,091

Concluded Value via Income Approach                               $3,100,000  $50,820 /Room
                                                                  ==========


# of Rooms
Growth Rate
------------------------------------------------------------------------------------------------------------------
                                              6          7            8            9            10          11
Fiscal Year (12/1 to 11/30)                  2002       2003         2004         2005         2006        2007
==================================================================================================================
Room Nights Available                        22,265     22,265       22,265       22,265       22,265      22,265
Number of Occupied Rooms                     16,031     16,031       16,031       16,031       16,031      16,031
Occupancy Rate                                                        72.00%       72.00%       72.00%      72.00%
Average Room Rate                            $57.96     $59.70       $61.49       $63.34       $65.24      $67.20
------------------------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                               $929,205   $957,081     $985,793   $1,015,367   $1,045,828  $1,077,203
Telephone                                    23,230     23,927       24,645       25,384       26,146      26,930
Restaurant Revenue                                0          0            0            0            0           0
Other Income                                  4,646      4,785        4,929        5,077        5,229       5,386
                                           -----------------------------------------------------------------------
Total Revenue                              $957,081   $985,793   $1,015,367   $1,045,828   $1,077,203  $1,109,519

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                        208,611    214,870      221,316      227,955      234,794     241,838
 Telephone(% of Departmental Income)         18,584     19,142       19,716       20,307       20,917      21,544
                                           -----------------------------------------------------------------------
Total Departmental Expenses                $227,195   $234,011     $241,032     $248,263     $255,710    $263,382

Undistributed Operating Expenses
 Administrative & General                    37,220     38,336       39,486       40,671       41,891      43,148
 Management                                  47,854     49,290       50,768       52,291       53,860      55,476
 Furniture, Fixtures & Equipment Reserves    28,712     29,574       30,461       31,375       32,316      33,286
 Franchise & Marketing                       76,566     78,863       81,229       83,666       86,176      88,762
 Utilities                                   33,498     34,503       35,538       36,604       37,702      38,833
 Property Operations & Maintenance           33,498     34,503       35,538       36,604       37,702      38,833
 Miscellaneous                                9,571      9,858       10,154       10,458      111,772      11,095
                                           -----------------------------------------------------------------------
Total Undistributed Expenses               $266,919   $274,927     $283,175     $291,670     $300,420    $309,432

Total Expenses Before Fixed Charges        $494,115   $508,938     $524,206     $539,932     $556,130    $572 814
Income Before Fixed Charges                $462,966   $476,855     $491,161     $505,896     $521,072    $536,705

Fixed Charges
 Property Tax & License                      28,982     29,851       30,747       31,669       32,619      33,598
 Insurance                                    7,444      7,667        7,897        8,134        8,378       8,630
 Buildings Reserve for Replacement           18,610     19,168       19,743       20,336       20,946      21,574
                                           -----------------------------------------------------------------------
Total Fixed Charges                         $55,036    $56,687      $58,387      $60,139      $61,943     $63,801

NET OPERATING INCOME                       $407,930   $420,168     $432,773     $445,756     $459,129    $472,903
Present Value of Income Stream              190,814    173,162      157,142      142,605      129,413          --
 Discounted at
Total Present Value of Income Stream

617 Nampa Boulevard, Nampa, ID


                         RECONCILIATION AND CONCLUSION

            Cost Approach                       $3,040,000
            Market Approach                     $3,000,000
            Income Approach                     $3,100,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


----------------------------------
James Ratkovich & Associates, Inc.                                           112

617 Nampa Boulevard, Nampa, ID

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $3,100,000
                                   ==========

                      (Including Value of FF&E - $152,500)


----------------------------------
James Ratkovich & Associates, Inc.                                           113

617 Nampa Boulevard, Nampa, ID


                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. Brian Reid made a personal inspection of the property that is the subject of this report. Mr. Hammad did not inspect the property.

In addition to the undersigned Mr. Brian Reid, performed the field inspection, site improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
ID No. CGAP-247


----------------------------------
James Ratkovich & Associates, Inc.                                           114

617 Nampa Boulevard, Nampa, ID


                          STATEMENT OF QUALIFICATIONS
                                 M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS
   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS
Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION
University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES
   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                  1988 to Present
President
   Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                         1986 to 1988
Director of Real Estate Valuation
   Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA             1985 to 1986
Assistant Vice President
   Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                        1984 to 1985
Associate Appraiser
   Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


----------------------------------
James Ratkovich & Associates, Inc.                                           115

617 Nampa Boulevard, Nampa, ID

                                     ADDENDA


----------------------------------
James Ratkovich & Associates, Inc.                                           116

SHILO INN - NAMPA BOULEVARD, IDAHO (61 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 actual)

                                                                                                                    For The
                                                                                                                 12 Months Ended
                              1991              1992              1993              1994              1995           8-31-96
REVENUE                   (actual)       %  (actual)       %  (actual)       %   actual)       %  (actual)       %  (actual)       %
  Guest Room              $495,524   97.3%  $582,641   97.6%  $641,490   97.0%  $761,864   96.7%  $773,846   96.4%  $697,969   96.8%
  Restaurant Rent                0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Telephone                  9,716    1.9%    10,385    1.7%    14,177    2.1%    19,217    2.4%    20,288    2.5%    17,038    2.4%
  Meeting/Banquet Room           0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Paz                          560    0.1%       507    0.1%       603    0.1%     1,069    0.1%     1,509    0.2%       837    0.1%
  Valet                        569    0.1%       378    0.1%       290    0.0%       622    0.1%     1,350    0.2%       634    0.1%
  Video                        445    0.1%       600    0.1%       815    0.1%       966    0.1%       865    0.1%       827    0.1%
  Sports and Athletics           0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Vending Machines           1,130    0.2%     1,446    0.2%     1,599    0.2%     2,037    0.3%     2,478    0.3%     2,084    0.3%
  Guest Laundry/Soap           821    0.2%     1,074    0.2%     1,280    0.2%     1,434    0.2%     1,411    0.2%     1,171    0.2%
  Miscellaneous                380    0.1%       184    0.0%       769    0.1%       802    0.1%       767    0.1%       590    0.1%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
    TOTAL REVENUE          509,145  100.0%   597,215  100.0%   661,023  100.0%   788,011  100.0%   802,514  100.0%   721,150  100.0%
                         ----------------  ----------------  ----------------  ----------------  ----------------  ----------------

OPERATING EXPENSE

  PAYROLL & RELATED
   EXPENSE
    Managers                25,200    4.9%    23,732    4.0%    23,963    3.6%    24,802    3.1%    25,820    3.2%    26,127    3.6%
    Front Desk              23,976    4.7%    23,854    4.0%    21,290    3.2%    22,595    2.9%    25,379    3.2%    23,396    3.2%
    Bookkeeper/Auditor      14,551    2.9%    15,387    2.6%    16,671    2.5%    16,577    2.1%    17,107    2.1%    18,302    2.5%
    Read Housekeeper         4,684    0.9%     5,402    0.9%     5,398    0.8%     7,056    0.9%     7,611    0.9%     8,012    1.1%
    Housekeeper - Rooms     19,946    3.9%    27,979    4.7%    27,333    4.1%    32,116    4.1%    34,057    4.2%    32,067    4.4%
    Housekeeper - Other      3,582    0.7%     3,211    0.5%     3,204    0.5%     4,495    0.6%     4,439    0.6%     4,631    0.6%
    Laundry                  4,170    0.8%     7,095    1.2%     7,094    1.1%     7,746    1.0%     7,959    1.0%     7,887    1.1%
    Guest Services               0    0.0%         0    0.0%       251    0.0%         0    0.0%         0    0.0%         0    0.0%
    Sales & Marketing            0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
    Security                     0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
    Maintenance              2,450    0.5%     2,600    0.4%     6,100    0.9%     7,030    0.9%     8,484    1.1%     8,198    1.1%
    Ground Maintenance           0    0.0%       243    0.0%     2,151    0.3%     2,273    6.3%     2,553    0.3%     2,433    0.3%
    Windows/Carpets              0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
    Bonuses                      0    0.0%     2,500    0.4%       200    0.0%     6,200    0.8%       200    0.0%       400    0.1%
    Payroll Taxes           11,985    2.4%    31,365    5.3%    12,500    1.9%    13,037    1.7%    13,323    1.7%    12,378    1.7%
    Workers' Comp                0    0.0%         0    0.0%    11,493    1.7%     6,358    0.8%     6,954    0.9%     6,625    0.9%
    Workers' Comp Claims         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
    Health Insurance         7,757    1.5%     9,238    1.5%     9,338    1.4%    14,711    1.9%    12,088    1.5%    11,680    1.6%
    Medical                      0    0.0%         0    0.0%         0    0.0%        58    0.0%     1,936    0.2%     1,644    0.2%
    Uniforms/Cleaning           27    0.0%         3    0.0%        75    0.0%        35    0.0%        69    0.0%        52    0.0%
    Other                      258    0.1%       123    0.0%       255    0.0%       207    0.0%       449    0.1%       592    0.1%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
      TOTAL PAYROLL        118,586   23.3%   152,729   25.6%   147,316   22.3%   165,296   21.0%   168,428   21.0%   164,424   22.8%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------

SHILO INN - NAMPA BOULEVARD, IDAHO (61 units)                             PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 actual)

                                                                                                                    For The
                                                                                                                 12 Months Ended
                              1991              1992              1993              1994              1995           8-31-96
                          (actual)       %  (actual)       %  (actual)       %   actual)       %  (actual)       %  (actual)       %
UTILITIES
  Electricity               16,975    3.3%    18,645    3.1%    16,493    2.5%    16,119    2.0%    14,398    1.8%    14,575    2.0%
  Gas                        4,623    0.9%     4,825    0.8%     5,657    0.9%     5,417    0.7%     5,777    0.7%     6,384    0.9%
  Telephone                  9,957    2.0%    12,237    2.0%    12,630    1.9%    14,254    1.8%    15,828    2.6%    14,695    2.6%
  Water                        985    0.2%     1,059    0.2%     1,345    0.2%     1,469    0.2%     1,788    0.2%     1,786    0.2%
  Garbage                      968    0.2%       996    0.2%     1,238    0.2%     1,294    0.2%     1,482    0.2%     1,512    0.2%
  Sewer                      1,765    0.3%     1,981    0.3%     2,412    0.4%     2,601    0.3%     3,081    0.4%     3,246    0.5%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
    TOTAL UTILITIES         35,273    6.9%    39,743    6.7%    39,175    6.0%    41,154    5.2%    42,354    5.3%    42,198    5.9%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------

ADVERTISING
  Advertising                    0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Airport Advertising            0    0.0%         0    0.0%         0    0.0%         0    0.0%       170    0.0%       185    0.0%
  Billboards                 3,018    0.6%     1,786    0.3%     1,253    0.2%     1,050    0.1%       881    0.1%       746    0.1%
  Highway Logos                881    0.2%       827    0.1%     1,208    0.2%       910    0.1%       594    0.1%       463    0.1%
  Radio Media                    0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Radio Tradeouts              196    0.0%         0    0.0%       364    0.1%       200    0.0%     1,560    0.2%       736    0.1%
  TV Media                       0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  TV Tradeouts                 491    0.1%       112    0.0%       833    0.1%       681    0.1%       764    0.1%       458    0.1%
  Brochures/Postcards        2,342    0.5%         0    0.0%       194    0.0%       375    0.0%     2,668    0.3%       642    0.1%
  Brochures/Tradout              0    0.0%        23    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Yellow Pages               2,320    0.5%     1,765    0.3%     1,701    0.3%     1,537    0.2%     1,523    0.2%     1,428    0.2%
  Newspaper Ads                  0    0.0%         0    0.0%       108    0.0%       100    0.0%         0    0.0%         0    0.0%
  Magazine Ads               2,558    0.5%       999    0.2%       823    0.1%       199    0.0%         5    0.0%       144    0.0%
  Magazine Tradeouts           650    0.1%       210    0.0%        49    0.0%       225    0.0%         0    0.0%         0    0.0%
  Property Ads                 180    0.0%        85    0.0%       209    0.0%       200    0.0%        98    0.0%       163    0.0%
  Advertising Tradeouts
  Other                          0    0.0%       472    0.1%       235    0.0%       210    0.0%        90    0.0%       167    0.0%
  Sports Events/Tradeouts        0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Sports Sponsorship             0    0.0%         0    0.0%     1,625    0.2%       500    0.1%       800    0.1%       250    0.0%
  Displays                       0    0.0%         0    0.0%        37    0.0%        60    0.0%         0    0.0%         0    0.0%
  Local Events Promotion         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Travel Guides/
  Directories                  157    0.0%         0    0.0%        44    0.0%     1,289    0.2%     1,008    0.1%       596    0.1%
  Promotional Items              0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Advertising & Promotion      269    0.1%       219    0.0%       357    0.1%       485    0.1%       766    0.1%       673    0.1%
  Travel Agents                953    0.2%       832    0.1%       945    0.1%     2,977    0.4%     7,215    0.9%     5,476    0.8%
  Marketing                     24    0.0%         0    0.0%         0    0.0%       352    0.0%     2,482    0.3%       465    0.1%
  Taxi & Limo                   52    0.0%         6    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
    TOTAL ADVERTISING       14,091    2.8%     7,336    1.2%     9,985    1.5%    11,350    1.4%    20,624    2.6%    12,592    1.7%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------

SHILO INN - NAMPA BOULEVARD, IDAHO (61 units)                             PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 actual)

                                                                                                                    For The
                                                                                                                 12 Months Ended
                              1991              1992              1993              1994              1995           8-31-96
                          (actual)       %  (actual)       %  (actual)       %   actual)       %  (actual)       %  (actual)       %
SUPPLIES
  Linen                      3,764    0.7%     4,741    0.8%     3,220    0.5%     1,815    0.2%     3,281    0.4%     2,757    0.4%
  Bathroom                   3,332    0.7%     1,510    0.3%     4,733    0.7%     4,313    0.5%     4,528    0.6%     4,427    0.6%
  Cleaning                   6,688    1.3%     3,012    0.5%     6,511    1.0%     9,478    1.2%     5,598    0.7%     9,590    1.3%
  Continental Breakfast      9,569    1.9%    11,261    1.9%     9,312    1.4%     9,446    1.2%    10,707    1.3%    11,267    1.6%
  Office                     1,605    0.3%     1,962    0.3%     1,545    0.2%       784    0.1%     1,361    0.2%     2,189    0.3%
  Operating                  5,008    1.0%     4,462    0.7%     3,596    0.5%     6,215    0.8%     8,333    1.0%     6,169    0.9%
  Replacements                 873    0.2%       503    0.1%     2,981    0.5%     6,402    0.8%     1,654    0.2%     1,415    0.2%
  Guest Amenity                807    0.2%       810    0.1%     1,213    0.2%     1,298    0.2%     1,364    0.2%     1,592    0.2%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
    TOTAL SUPPLIES          31,646    6.2%    28,261    4.7%    33,111    5.0%    39,751    5.0%    36,826    4.6%    39,406    5.5%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------

REPAIRS & MAINTENANCE
  Carpets, Draperies
  & Furniture                    0    0.0%         0    0.0%       674    0.1%       225    0.0%        92    0.0%       165    0.0%
  Elevators                      0    0.0%       102    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Landscaping                1,735    0.3%     1,042    0.2%       512    0.1%     1,375    0.2%    12,286    1.5%     4,319    0.6%
  Painting & Wallpaper          13    0.0%        16    0.0%        44    0.0%       482    0.1%       586    0.1%       446    0.1%
  Pool                       1,421    0.3%     3,599    0.6%       547    0.1%     1,324    0.2%     2,023    0.3%     1,877    0.3%
  Telephone                    348    0.1%       421    0.1%       768    0.1%       171    0.0%        25    0.0%       206    0.0%
  TV Cable & Satellite       8,240    1.6%     6,662    1.1%     7,741    1.2%     7,670    1.0%     6,078    0.8%     6,529    0.9%
  Pest Control                 420    0.1%       612    0.1%       704    0.1%     1,004    0.1%       607    0.1%       881    0.1%
  Janitorial Services            0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Plumbing                     347    0.1%       351    0.1%     1,611    0.2%       643    0.1%     2,988    0.4%     1,162    0.2%
  Electrical                   378    0.1%     1,046    0.2%     1,864    0.3%       369    0.0%     1,798    0.2%       698    0.1%
  Heating Ventilation
  Cooling                      245    0.0%     2,584    0.4%         4    0.0%       368    0.0%       984    0.1%       628    0.1%
  Sign                       1,633    0.3%        91    0.0%     1,249    0.2%     4,558    0.6%     1,242    0.2%     1,864    0.3%
  Keys & Locks                  28    0.0%     1,062    0.2%       241    0.0%       382    0.0%       545    0.1%       677    0.1%
  Laundry/Housekeeping         509    0.1%       890    0.1%     1,243    0.2%       945    0.1%     1,801    0.2%     1,210    0.2%
  Photo Copier                 510    0.1%        14    0.0%       516    0.1%       641    0.1%       426    0.1%       550    0.1%
  Micros Register               95    0.0%       963    0.2%     1,454    0.2%     1,155    0.1%       734    0.1%       636    0.1%
  Tools A Supplies           1,504    0.3%     5,701    1.0%     7,150    1.1%     2,823    0.4%     2,473    0.3%     3,630    0.5%
  Maintenance and Repairs      876    0.2%       585    0.1%       513    0.1%     3,235    0.4%     9,341    1.2%     4,297    0.6%
  Contract Labor Repair          0    0.0%         0    0.0%       800    0.1%       347    0.0%         0    0.0%         0    0.0%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
    TOTAL REPAIRS &
    MAINTENANCE             18,302    3.6%    25,741    4.3%    27,635    4.2%    27,717    3.5%    44,029    5.5%    29,975    4.2%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------

SHILO INN - NAMPA BOULEVARD, IDAHO (61 units)                             PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 actual)

                                                                                                                    For The
                                                                                                                 12 Months Ended
                              1991              1992              1993              1994              1995           8-31-96
                          (actual)       %  (actual)       %  (actual)       %   actual)       %  (actual)       %  (actual)       %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes            4,341    0.9%     2,291    0.4%     3,241    0.5%     4,007    0.5%     4,075    0.5%     3,218    0.4%
  Credit Card Discounts      7,376    1.4%     7,238    1.2%     8,969    1.4%     9,907    1.3%    10,952    1.4%     9,454    1.3%
  Telecheck                    617    0.1%       701    0.1%       724    0.1%     1,184    0.2%       824    0.1%       198    0.0%
  Bad Debts                    372    0.1%       656    0.1%       282    0.0%       259    0.0%       939    0.1%       252    0.0%
  Cash Over/Short               75    0.0%        (6)  -0.0%       100    0.0%        74    0.0%       (35)  -0.0%       (54)  -0.0%
  Administrative Telephone       0    0.0%        40    0.0%         0    0.0%         0    0.0%         0    5.0%         0    0.0%
  Security Services              0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Coups                          0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Coin-op Laundry Services       0    0.0%       108    0.0%       430    0.1%       386    0.0%       752    0.1%       611    0.1%
  Dry Cleaning, Valet          598    0.1%       348    0.1%       620    0.1%     1,262    0.2%     1,484    0.2%     1,520    0.2%
  Flowers                        8    0.0%         0    0.0%         0    0.0%        49    0.0%        43    0.0%        24    0.0%
  Video Rentals                364    0.1%       668    0.1%       604    0.1%       578    0.1%       525    0.1%       569    0.1%
  Vending Machine Maintenance    0    0.0%         0    0.0%        36    0.0%         0    0.0%        59    0.0%        75    0.0%
  Sank Fees                    268    0.1%       542    0.1%       575    0.1%       283    0.0%       576    0.1%       620    0.1%
  Equipment Rental             477    0.1%       558    0.1%     1,096    0.2%     1,673    0.2%     2,410    0.3%     1,841    0.3%
  Licenses and
   Miscellaneous Tax           647    0.1%       524    0.1%       279    0.0%       312    0.0%        83    0.0%       226    0.0%
  Vehicle Repair &
   Maintenance                 342    0.1%       265    0.0%       338    0.1%       329    0.0%       609    0.1%       493    0.1%
  Auto Travel                  446    0.1%       449    0.1%       704    0.1%       674    0.1%       845    0.1%       570    0.1%
  Business Meals               150    0.0%       740    0.1%       442    0.1%       267    0.0%       322    0.0%       226    0.0%
  Training/Seminars              0    0.0%        50    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Staff Travel Telephone         0    0.0%       501    0.1%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Theft Loss                     0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Insurance Settlement -
    Theft                        0    0.0%         0    0.0%     2,500    0.4%         0    0.0%         0    0.0%         0    0.0%
  Miscellaneous -
   Resale/Service              879    0.2%       726    0.1%       542    0.1%       430    0.1%       509    0.1%       774    0.1%
  Attorney Fees                  0    0.0%         0    0.0%         0    0.0%         0    0.0%         5    0.0%         0    0.0%
  Professional Fees            650    0.1%     1,073    0.2%       908    0.1%       675    0.1%       452    0.1%       646    0.1%
  Dues & Subscriptions         449    0.1%       140    0.0%       678    0.1%       311    0.0%       385    0.0%       362    0.1%
  Charitable Contributions       0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Political Contributions        0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
  Restaurant Expenses            0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%         0    0.0%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
    TOTAL OTHER
    OPERATING EXPENSE       18,065    3.5%    17,620    3.0%    23,068    3.5%    22,660    2.9%    25,809    3.2%    21,625    3.0%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
      TOTAL OPERATING
      EXPENSE              235,963   46.3%   271,430   45.4%   280,890   42.5%   307,928   39.1%   338,070   42.1%   310,220   43.0%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
      TOTAL OPERATING
      INCOME               273,182   53.7%   325,785   54.6%   380,133   57.5%   480,083   60.9%   464,444   57.9%   410,930   57.0%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------

OTHER EXPENSE

  Insurance                  6,810    1.3%     6,328    1.1%     5,760    0.9%     6,358    0.8%     6,253    0.8%     5,413    0.8%
  Insurance Claims               0    0.0%         0    0.0%     1,023    0.2%       451    0.1%         0    0.0%         0    0.0%
  Property Tax              22,186    4.4%    20,411    3.4%    20,689    3.1%    23,359    3.0%    21,747    2.7%    20,673    2.9%
  Office Overhead           25,457    5.0%    29,861    5.0%    33,051    5.0%    39,401    5.0%    40,126    5.0%    36,058    5.0%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
    TOTAL OTHER EXPENSE     54,453   10.7%    56,600    9.5%    60,523    9.2%    69,569    8.8%    68,126    8.5%    62,144    8.6%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
      NET OPERATING
      INCOME              $218,729   43.0%  $269,185   45.1%  $319,610   48.4%   410,514   52.1%  $396,318   49.4%  $348,787   48.4%
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                                 Idaho Southwest

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT    PRIOR    %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR       YEAR     CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----       ----     ----
1990 January    57.8    54.1   6.8   42.69   40.64   5.0    181536   176793  2.7    104945    95696   9.7    4480107   3889485  15.2
1990 February   61.6    61.6    .0   44.06   41.86   5.3    163968   161504  1.5    101049    99438   1.6    4452211   4162353   7.0
1990 March      69.0    68.8    .3   43.24   41.31   4.7    181536   178808  1.5    125250   122931   1.9    5416075   5078257   6.7
1990 Apri1      67.2    69.3  -3.0   43.47   40.49   7.4    175680   173040  1.5    118069   119837  -1.5    5132375   4852702   5.8
1990 May        69.0    69.4   -.6   42.66   39.87   7.0    181536   178808  1.5    125297   124034   1.0    5344680   4945849   8.1
1990 June       81.0    82.5  -1.8   44.75   41.35   8.2    175680   175680   .0    142271   144970  -1.9    6366581   5994482   6.2
1990 July       81.3    79.4   2.4   44.45   40.71   9.2    183396   181536  1.0    149058   144091   3.4    6625057   5865517  12.9
1990 August     81.6    88.5  -7.8   44.35   41.90   5.8    183396   181536  1.0    149578   160580  -6.9    6633689   6728044  -1.4
1990 September  72.1    81.0 -11.0   44.42   40.63   9.3    177480   175680  1.0    127969   142317 -10.1    5684739   5781886  -1.7
1990 October    61.8    69.5 -11.1   52.52   47.42  10.8    183396   181536  1.0    113319   126145 -10.2    5951862   5982028   -.5
1990 November   57.7    61.0  -5.4   44.90   40.88   9.8    177480   175680  1.0    102359   107152  -4.5    4595512   4379894   4.9
1990 December   45.8    51.0 -10.2   43.35   40.50   7.0    183396   181536  1.0     84082    92610  -9.2    3645113   3750606  -2.8
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1990  67.2    69.7  -3.6   44.57   41.50   7.4   2148480  2122137  1.2   1443246  1479801  -2.5   64328001  61411103   4.7

ROOM SAMPLE PERCENT - 38.0 %         Number of Sample Properties -  20          Number of Census Properties - 67

1991 January    49.0    57.8 -15.2   45.58   42.69   6.8    183396   181536  1.0     89830   104945 -14.4    4094315   4480107  -8.6
1991 February   58.1    61.6  -5.7   46.21   44.06   4.9    167580   163968  2.2     97360   101049  -3.7    4499297   4452211   1.1
1991 March      58.4    69.0 -15.4   44.57   43.24   3.1    185535   181536  2.2    108437   125250 -13.4    4833218   5416075 -10.8
1991 April      64.6    67.2  -3.9   45.30   43.47   4.2    179550   175680  2.2    116033   118069  -1.7    5256385   5132375   2.4
1991 May        65.0    69.0  -5.8   44.70   42.66   4.8    185535   181536  2.2    120587   125297  -3.8    5390782   5344680    .9
1991 June       76.4    81.0  -5.7   44.68   44.75   -.2    179550   175680  2.2    137197   142271  -3.6    6129284   6366581  -3.7
1991 July       76.0    81.3  -6.5   46.26   44.45   4.1    185535   183396  1.2    141042   149058  -5.4    6524226   6625057  -1.5
1991 August     81.0    81.6   -.7   46.30   44.35   4.4    185535   183396  1.2    150339   149578    .5    6960766   6633689   4.9
1991 September  73.7    72.1   2.2   45.27   44.42   1.9    179550   177480  1.2    132407   127969   3.5    5993683   5684739   5.4
1991 October    65.4    61.8   5.8   45.91   52.52 -12.6    185535   183396  1.2    121308   113319   7.1    5568822   5951862  -6.4
1991 November   57.1    57.7  -1.0   45.01   44.90    .2    179550   177480  1.2    102556   102359    .2    4615839   4595512    .4
1991 December   45.7    45.8   -.2   44.40   43.35   2.4    185535   183396  1.2     84740    84082    .8    3762725   3645113   3.2
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1991  64.2    67.2  -4.5   45.39   44.57   1.8   2182386  2148480  1.6   1401836  1443246  -2.9   63629342  64328001  -1.1

ROOM SAMPLE PERCENT - 42.5 %          Number of Sample Properties - 25          Number of Census Properties - 68

                                 Idaho Southwest

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT    PRIOR    %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR       YEAR     CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----       ----     ----
1992 January    52.0    49.0   6.1   46.99   45.58   3.1    185535   183396  1.2     96487    89830   7.4    4534335   4094315  10.7
1992 February   62.2    58.1   7.1   48.48   46.21   4.9    171220   167580  2.2    106468    97360   9.4    5161072   4499297  14.7
1992 March      63.7    58.4   9.1   47.83   44.57   7.3    189565   185535  2.2    120660   108437  11.3    5770807   4833218  19.4
1992 April      66.0    64.6   2.2   46.52   45.30   2.7    186030   179550  3.6    122790   116033   5.8    5711903   5256385   8.7
1992 May        67.9    65.0   4.5   45.97   44.70   2.8    194959   185535  5.1    132437   120587   9.8    6087546   5390782  12.9
1992 June       77.9    76.4   2.0   46.32   44.68   3.7    188670   179550  5.1    146937   137197   7.1    6806674   6129284  11.1
1992 July       82.1    76.0   8.0   48.66   46.26   5.2    194959   185535  5.1    160023   141042  13.5    7787075   6524226  19.4
1992 August     86.3    81.0   6.5   49.00   46.30   5.8    194959   185535  5.1    168190   150339  11.9    8240610   6960766  18.4
1992 September  78.1    73.7   6.0   47.15   45.27   4.2    188670   179550  5.1    147275   132407  11.2    6943645   5993683  15.8
1992 October    67.6    65.4   3.4   45.94   45.91    .1    196571   185535  5.9    132927   121308   9.6    6106672   5568822   9.7
1992 November   56.1    57.1  -1.8   45.23   45.01    .5    190230   179550  5.9    106747   102556   4.1    4828189   4615839   4.6
1992 December   51.3    45.7  12.3   44.43   44.40    .1    196571   185535  5.9    100798    84740  18.9    4478548   3762725  19.0
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1992  67.7    64.2   5.5   47.00   45.39   3.5   2277939  2182386  4.4   1541739  1401836  10.0   72457076  63629342  13.9

 ROOM SAMPLE PERCENT - 43.9 %          Number of Sample Properties -  26          Number of Census Properties - 72

1993 January    53.1    52.0   2.1   45.70   46.99  -2.7    196571   185535  5.9    104469    96487   8.3    4773888   4534335   5.3
1993 February   64.4    62.2   3.5   47.05   48.48  -2.9    177548   171220  3.7    114355   106468   7.4    5380193   5161072   4.2
1993 March      65.0    63.7   2.0   47.45   47.83  - .8    196571   189565  3.7    127680   120660   5.8    6058389   5770807   5.0
1993 Apri1      67.3    66.0   2.0   46.82   46.52    .6    190230   186030  2.3    128080   122790   4.3    5996293   5711903   5.0
1993 May        72.8    67.9   7.2   47.44   45.97   3.2    196571   194959   .8    143122   132437   8.1    6789488   6087546  11.5
1993 June       81.6    77.9   4.7   49.66   46.32   7.2    190230   188670   .8    155205   146937   5.6    7707107   6806674  13.2
1993 July       84.5    82.1   2.9   51.48   48.66   5.8    196571   194959   .8    166076   160023   3.8    8548844   7787075   9.8
1993 August     89.6    86.3   3.8   51.16   49.00   4.4    196571   194959   .8    176106   168190   4.7    9009374   8240610   9.3
1993 September  76.5    78.1  -2.0   48.61   47.15   3.1    190230   188670   .8    145539   147275  -1.2    7074849   6943645   1.9
1993 October    67.3    67.6  - .4   47.81   45.94   4.1    196571   196571   .0    132250   132927   -.5    6323207   6106672   3.5
1993 November   60.1    56.1   7.1   46.44   45.23   2.7    190230   190230   .0    114416   106747   7.2    5314048   4828189  10.1
1993 December   50.3    51.3  -1.9   47.72   44.43   7.4    196571   196571   .0     98811   100798  -2.0    4714925   4478548   5.3
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1993  69.4    67.7   2.5   48.37   47.00   2.9   2314465  2277939  1.6   1606109  1541739   4.2   77690605  72457076   7.2

    ROOM SAMPLE PERCENT - 47.0 %          Number of Sample Properties - 28          Number of Census Properties - 72

                                 Idaho Southwest

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT    PRIOR    %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR       YEAR     CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----       ----     ----
1994 January    54.0    53.1   1.7   49.83   45.70   9.0   196571   196571    .0    106169   104469   1.6    5290278   4773888  10.8
1994 February   62.5    64.4  -3.0   50.11   47.05   6.5   177548   177548    .0    111038   114355  -2.9    5563899   5380193   3.4
1994 March      69.2    65.0   6.5   49.79   47.45   4.9   196571   196571    .0    135987   127680   6.5    6771325   6058389  11.8
1994 April      66.8    67.3   -.7   48.48   46.82   3.5   190230   190230    .0    127016   128080   -.8    6157466   5996293   2.7
1994 May        73.0    72.8     3   50.72   47.44   6.9   198834   196571   1.2    145209   143122   1.5    7365202   6789488   8.5
1994 June       84.5    81.6   3.6   52.03   49.66   4.8   196320   190230   3.2    165812   155205   6.8    8626840   7707107  11.9
1994 July       83.6    84.5  -1.1   52.06   51.48   1.1   202864   196571   3.2    169626   166076   2.1    8830366   8548844   3.3
1994 August     88.9    89.6   -.8   52.82   51.16   3.2   202864   196571   3.2    180253   176106   2.4    9521257   9009374   5.7
1994 September  81.1    76.5   6.0   50.25   48.61   3.4   196320   190230   3.2    159175   145539   9.4    7999193   7074849  13.1
1994 October    67.4    67.3    .1   49.86   47.81   4.3   202864   196571   3.2    136765   132250   3.4    6818880   6323207   7.8
1994 November   59.8    60.1   -.5   49.41   46.44   6.4   196320   190230   3.2    117314   114416   2.5    5796333   5314048   9.1
1994 December   49.1    50.3  -2.4   49.15   47.72   3.0   202864   196571   3.2     99506    98811    .7    4891196   4714925   3.7
                --------------------------------------------------------------------------------------------------------------------

    TOTAL 1994  70.1    69.4   1.0   50.57   48.37   4.5  2360170  2314465   2.0   1653870  1606109   3.0   83632235  77690605   7.6

    ROOM SAMPLE PERCENT - 47.3 %         Number of Sample Properties - 29          Number of Census Properties - 74

1995 January    55.1    54.0   2.0   51.11   49.83   2.6   202864   196571   3.2    111729   106169   5.2    5710612   5290278   7.9
1995 February   61.0    62.5  -2.4   53.06   50.11   5.9   183232   177548   3.2    111809   111038    .7    5932569   5563899   6.6
1995 March      71.4    69.2   3.2   53.06   49.79   6.6   204755   196571   4.2    146111   135987   7.4    7752822   6771325  14.5
1995 April      67.7    66.8   1.3   51.79   48.48   6.8   201930   190230   6.2    136779   127016   7.7    7084377   6157466  15.1
1995 May        74.4    73.0   1.9   52.57   50.72   3.6   210645   198834   5.9    156769   145209   8.0    8241366   7365202  11.9
1995 June       85.4    84.5   1.1   54.20   52.03   4.2   203850   196320   3.8    173996   165812   4.9    9430195   8626840   9.3
1995 July       83.8    83.6    .2   53.21   52.06   2.2   210645   202864   3.8    176416   169626   4.0    9387028   8830366   6.3
1995 August     86.8    88.9  -2.4   54.50   52.82   3.2   210645   202864   3.8    182773   180253   1.4    9961485   9521257   4.6
1995 September  79.6    81.1  -1.8   51.33   50.25   2.1   205950   196320   4.9    164007   159175   3.0    8417917   7999193   5.2
1995 October    66.2    67.4  -1.8   51.54   49.86   3.4   212815   202864   4.9    140848   136765   3.0    7259441   6818880   6.5
1995 November   55.0    59.8  -8.0   52.38   49.41   6.0   205950   196320   4.9    113373   117314  -3.4    5938231   5796333   2.4
1995 December   47.0    49.1  -4.3   51.28   49.15   4.3   212815   202864   4.9    100005    99506    .5    5128631   4891196   4.9
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1995  69.5    70.1   -.9   52.63   50.57   4.1  2466096  2360170   4.5   1714615  1653870   3.7   90244674  83632235   7.9

    ROOM SAMPLE PERCENT - 43.5 %          Number of Sample Properties - 30          Number of Census Properties - 79

                                 Idaho Southwest

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT     PRIOR   %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR        YEAR    CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----        ----    ----
1996 January    51.7    55.1  -6.2   53.15   51.11   4.0    212815   202864  4.9    109955   111729  -1.6     5844287   5710612  2.3
1996 February   60.6    61.0   -.7   54.45   53.06   2.6    195804   183232  6.9    118596   111809   6.1     6457339   5932569  8.8
1996 March      68.9    71.4  -3.5   53.03   53.06   -.1    216783   204755  5.9    149322   146111   2.2     7918332   7752822  2.1
1996 April      63.7    67.7  -5.9   51.70   51.79   -.2    209790   201930  3.9    133655   136779  -2.3     6909473   7084377 -2.5
1996 May        72.6    74.4  -2.4   54.04   52.57   2.8    216783   210645  2.9    157327   156769    .4     8501665   8241366  3.2
1996 June       79.5    85.4  -6.9   55.64   54.20   2.7    209790   203850  2.9    166806   173996  -4.1     9281113   9430195 -1.6
1996 July       81.1    83.8  -3.2   55.06   53.21   3.5    216783   210645  2.9    175864   176416  - .3     9683883   9387028  3.2
1996 August     83.5    86.8  -3.8   56.55   54.50   3.8    216783   210645  2.9    180980   182773  -1.0    10233953   9961485  2.7
1996 September  75.7    79.6  -4.9   53.47   51.33   4.2    209790   205950  1.9    158829   164007  -3.2     8492335   8417917   .9
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1996  70.9    74.2  -4.4   54.26   52.87   2.6   1905121  1834516  3.8   1351334  1360389   -.7    73322380  71918371  2.0

    ROOM SAMPLE PERCENT - 41.9 %          Number of Sample Properties - 30          Number of Census Properties - 80

    SOURCE: SMITH TRAVEL RESEARCH -  The information contained in this report is based upon independent surveys and research from sources considered reliabLe but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN

                                 Idaho Southwest

                                                                11/07/96 Page: 1


                                                                    Zip
SIR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
   6403   MOTEL 6 TWIN FALLS               TWIN FALLS           ID  83301  (208) 734-3993
   7319   HOTEL 3                          TWIN FALLS           ID  83301  (208) 733-5630
  15531   AMERITEL INN                     TWIN FALLS           ID  83301  (208) 736-8000  9205
  29024   COMFORT INN TWIN FALLS           TWIN FALLS           ID  83301  (208) 734-7494  9210
   2375   WESTON INN                       TWIN FALLS           ID  83301  (208) 733-6095  6100
  23407   SUPER 8 TWIN FALLS               TWIN FALLS           ID  83301  (208) 734-5801  8609
    823   WESTON PLAZA HOTEL               TWIN FALLS           ID  83301  (208) 733-0650
   2374   BEST WESTERN CANYON SPRINGS IN   TWIN FALLS           ID  83301  (208) 734-5000  7400
  33248   SHILO INN TWIN FALLS             TWIN FALLS           ID  83301  (208) 733-7545  9602
   2373   BEST WESTERN APOLLO MOTOR INN    TWIN FALLS           ID  83301  (208) 733-2010  5400
  16468   MONTEREY MOTOR INN               TWIN FALLS           ID  83301  (208) 733-5151
   5699   ECONO LODGE TWIN FALLS           TWIN FALLS           ID  83301  (208) 733-8770
  16466   CAPRI                            TWIN FALLS           ID  83301  (208) 733-6452
  31556   AMBER INN                        BLISS                ID  83314  (208) 352-4441
  14819   BUDGET MOTEL                     BURLEY               ID  83318  (208) 678-2200  8203
  16419   GREENWELL MOTEL                  BURLEY               ID  83318  (208) 678-5576
   2355   BEST WESTERN BURLEY INN          BURLEY               ID  83318  (208) 678-3501
  31558   AMBER INN                        EDEN                 ID  83325  (208) 825-5200
   4104   HAILEY AIRPORT INN               HAILEY               ID  83333  (208) 788-2477
  16431   HOLIDAY                          JEROME               ID  83338  (208) 324-2361
  31608   SLEEP INN JEROME/TWIN FALLS      JEROME               ID  83338  (208) 324-6400  9509
   2371   BEST WESTERN CHRISTIANIA         KETCHUM              ID  83340  (208) 726-3351  5600
          LODGE
   2372   BEST WESTERN TYROLEAN LODGE      KETCHUM              ID  83340  (208) 726-5336  6700
  10921   CLARION KETCHUM                  KETCHUM              ID  83340  (208) 726-5900
  17965   BEST WESTERN KENTWOOD LODGE      KETCHUM              ID  83340  (208) 726-4114
  22334   WARM SPRINGS RESORT              KETCHUM              ID  83340  (208) 726-8274
  31560   BALD MT LODGE                    KETCHUM              ID  83340  (208) 726-9963
  31561   CHRISTOPHER CONDO HOTEL          KETCHUM              ID  83340  (208) 726-5601
  16462   HEIDELBERG INN                   SUN VALLEY           ID  83353  (208) 726-5361
  16463   TAMARACK LODGE                   SUN VALLEY           ID  83353  (208) 726-3344
  16465   LITTLE AMERICA SUN VALLEY RESO   SUN VALLEY           ID  83353  (208) 622-4111
  16464   ELKHORN RESORT/SUN VALLEY        SUN VALLEY           ID  83354  (208) 622-4511
  16420   SUNDOWNER MOTEL                  CALDWELL             ID  83605  (208) 459-1585
  25020   COMFORT INN CALDWELL             CALDWELL             ID  83605  (208) 454-2222  8902
  31292   BEST WESTERN RAMA INN            MERIDIAN             ID  83642  (208) 887-7888  9503
  30058   MR SANDMAN                       MERIDIAN             ID  83642  (208) 887-2062  9204
  16443   HILANDER                         MOUNTAIN HOME        ID  83647  (208) 587-3311
  16445   TOWNE CENTER MOTEL               MOUNTAIN HOME        ID  83647  (208) 587-3373

                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
SIR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
   6403   MOTEL 6 TWIN FALLS                157   X   X   X   X   X   X   X   X   X   X   X   X   X
   7319   HOTEL 3                            38
  15531   AMERITEL INN                       88
  29024   COMFORT INN TWIN FALLS             52   X   X   X   X   X   X   X   X   X   X   X   X   X
   2375   WESTON INN                         97
  23407   SUPER 8 TWIN FALLS                 93
    823   WESTON PLAZA HOTEL                202
   2374   BEST WESTERN CANYON SPRINGS IN    112   X   X   X   X   X   X   X   X   X   X   X   X   X
  33248   SHILO INN TWIN FALLS              128
   2373   BEST WESTERN APOLLO MOTOR INN      50
  16468   MONTEREY MOTOR INN                 28
   5699   ECONO LODGE TWIN FALLS             39   X   X   X   X   X   X   X   X   X   X   X   X   X
  16466   CAPRI                              20
  31556   AMBER INN                          30
  14819   BUDGET MOTEL                       94
  16419   GREENWELL MOTEL                    35
   2355   BEST WESTERN BURLEY INN           128
  31558   AMBER INN                          25
   4104   HAILEY AIRPORT INN                 29
  16431   HOLIDAY                            23
  31608   SLEEP INN JEROME/TWIN FALLS        70       X   X   X   X   X   X   X   X   X   X   X   X
   2371   BEST WESTERN CHRISTIANIA           38   X   X   X   X   X   X   X   X   X   X   X   X   X
          LODGE
   2372   BEST WESTERN TYROLEAN LODGE        56   X   X   X   X   X   X   X   X   X   X   X   X   X
  10921   CLARION KETCHUM                    58   X   X   X   X   X   X   X   X       X   X   X   X
  17965   BEST WESTERN KENTWOOD LODGE        57
  22334   WARM SPRINGS RESORT               120
  31560   BALD MT LODGE                      30
  31561   CHRISTOPHER CONDO HOTEL            40
  16462   HEIDELBERG INN                     30
  16463   TAMARACK LODGE                     31
  16465   LITTLE AMERICA SUN VALLEY RESO    630
  16464   ELKHORN RESORT/SUN VALLEY         200
  16420   SUNDOWNER MOTEL                    70
  25020   COMFORT INN CALDWELL               65   X   X   X   X   X   X   X   X   X   X   X   X   X
  31292   BEST WESTERN RAMA INN              61   X   X
  30058   MR SANDMAN                        86
  16443   HILANDER                          34
  16445   TOWNE CENTER MOTEL                31

                         LIST OF PROPERTIES INCLUDED IN

                                 Idaho Southwest

                                                                11/07/96 Page: 2


                                                                    Zip
SIR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
  27904   SLEEP INN MOUNTAIN HOME          MOUNTAIN HOME        ID  83647  (208) 587-9743  9007
  16444   THUNDERBIRD                      MOUNTAIN HOME        ID  83647  (208) 587-7927
   2363   BEST WESTERN FOOTHILLS MOTOR I   MOUNTAIN HOME        ID  83647  (208) 587-8477  8500
  14845   FIVE CROWNS                      NAMPA                ID  83651  (208) 466-3594
   2364   DESERT INN MOTEL                 NAMPA                ID  83651  (208) 467-1161
  18152   PIONEER INN BOGUS BASIN          BOISE                ID  83702  (208) 336-4500  7500
  11179   SHILO INN BOISE RIVERSIDE        BOISE                ID  83702  (208) 344-3521
   9635   RED LION BOISE DOWNTOWNER/HOTE   BOISE                ID  83702  (208) 344-7691
   8293   CABANA INN                       BOISE                ID  83702  (208) 343-6000
  16417   OWYHEE PLAZA                     BOISE                ID  83702  (208) 343-4611  8606
  14879   IDANHA HOTEL                     BOISE                ID  83702  (208) 342-3611
  23904   NATIONAL 9 CAPRI INN             BOISE                ID  83702  (208) 344-8617
   7317   TRAVELODGE BOISE                 BOISE                ID  83702  (208) 342-9351
  18153   STATEHOUSE INN                   BOISE                ID  83702  (208) 342-4622  8906
   2353   BEST WESTERN SAFARI MOTOR INN    BOISE                ID  83702  (208) 344-6556  6600
  29416   AMERITEL INN                     BOISE                ID  83704  (208) 377-8500  9406
   6398   MOTEL 6 BOISE AIRPORT            BOISE                ID  83705  (208) 344-3506
  30078   INN AMERICA                      BOISE                ID  83705  (208) 389-9800  9405
  31731   COURTYARD BOISE AIRPORT          BOISE                ID  83705  (208) 331-2700  9610
   5828   HOLIDAY INN EXPRESS BOISE        BOISE                ID  83705  (208) 388-0800  9504
  27804   QUALITY AIRPORT/BOISE            BOISE                ID  83705  (208) 343-7505
   8603   SUPER 8 BOISE                    BOISE                ID  83705  (208) 344-8871  7901
    820   HOLIDAY INN BOISE AIRPORT        BOISE                ID  83705  (208) 344-8365
  30086   HAMPTON INN BOISE                BOISE                ID  83705  (208) 331-5600  9505
  31029   FAIRFIELD INN BOISE              BOISE                ID  83705  (208) 331-5656  9504
  21881   COMFORT INN AIRPORT/BOISE        BOISE                ID  83705  (208) 336-0077  8708
   2354   BEST WESTERN VISTA INN           BOISE                ID  83705  (208) 336-8100  7500
  17206   SLEEP INN BOISE                  BOISE                ID  83705  (208) 336-7377  9102
   2352   BEST WESTERN AIRPORT MOTOR INN   BOISE                ID  83705  (208) 384-5000  8106
  14884   SHILO INN BOISE AIRPORT          BOISE                ID  83705  (208) 343-7662  8806
  18148   DOUBLETREE CLUB BOISE            BOISE                ID  83706  (208) 345-2002  8512
   8110   RODEWAY INN BOISE                BOISE                ID  83706  (208) 376-2700
  18151   ECONO LODGE BOISE                BOISE                ID  83706  (208) 344-4030
  22545   RESIDENCE INN BOISE              BOISE                ID  83706  (208) 344-1200  8603
  14890   BOISEAN                          BOISE                ID  83706  (208) 343-3645  4600
  10282   RUSTON HOTEL                     BOISE                ID  83706  (208) 344-7971
  16418   UNIVERSITY INN                   BOISE                ID  83706  (208) 345-7170
  31557   BOISE RIVER INN                  BOISE                ID  83706  (208) 344-9988

                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
SIR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
  27904   SLEEP INN MOUNTAIN HOME            60     X   X   X   X   X   X   X   X   X   X   X   X   X
  16444   THUNDERBIRD                        27
   2363   BEST WESTERN FOOTHILLS MOTOR I     76     X   X   X   X   X       X   X   X   X       X   X
  14845   FIVE CROWNS                        43
   2364   DESERT INN MOTEL                   40
  18152   PIONEER INN BOGUS BASIN            31
  11179   SHILO INN BOISE RIVERSIDE         112
   9635   RED LION BOISE DOWNTOWNER/HOTE    182     X   X   X   X   X   X   X   X   X   X   X   X   X
   8293   CABANA INN                         50
  16417   OWYHEE PLAZA                      100
  14879   IDANHA HOTEL                       45
  23904   NATIONAL 9 CAPRI INN               44
   7317   TRAVELODGE BOISE                   48     X   X   X   X   X   X   X   X   X   X   X   X   X
  18153   STATEHOUSE INN                     88
   2353   BEST WESTERN SAFARI MOTOR INN     103     X   X       X   X   X       X   X   X   X   X   X
  29416   AMERITEL INN                      130     X   X   X   X   X   X   X   X   X   X   X   X   X
   6398   MOTEL 6 BOISE AIRPORT              91     X   X   X   X   X   X   X   X   X   X   X   X   X
  30078   INN AMERICA                        73     X   X   X
  31731   COURTYARD BOISE AIRPORT           167
   5828   HOLIDAY INN EXPRESS BOISE          63     X   X   X   X   X   X   X   X   X   X   X   X   X
  27804   QUALITY AIRPORT/BOISE              79     X   X   X   X   X   X   X   X   X   X   X   X   X
   8603   SUPER 8 BOISE                     110
    820   HOLIDAY INN BOISE AIRPORT         266     X   X   X   X   X   X   X   X   X   X   X   X   X
  30086   HAMPTON INN BOISE                  64     X   X   X   X   X   X   X   X   X   X   X   X   X
  31029   FAIRFIELD INN BOISE                63     X   X   X   X   X   X   X   X   X   X   X   X   X
  21881   COMFORT INN AIRPORT/BOISE          60     X   X   X   X       X   X   X   X       X   X   X
   2354   BEST WESTERN VISTA INN             86     X   X   X   X   X   X   X   X   X   X   X   X   X
  17206   SLEEP INN BOISE                    69                                     X   X   X   X   X
   2352   BEST WESTERN AIRPORT MOTOR INN     50     X   X   X
  14884   SHILO INN BOISE AIRPORT           126
  18148   DOUBLETREE CLUB BOISE             158     X   X   X   X   X   X   X   X   X   X   X   X   X
   8110   RODEWAY INN BOISE                  98     X   X   X   X   X   X   X   X   X   X   X   X   X
  18151   ECONO LODGE BOISE                  52         X   X   X           X   X   X   X   X   X   X
  22545   RESIDENCE INN BOISE               104     X   X   X   X   X   X   X   X   X   X   X   X   X
  14890   BOISEAN                           152
  10282   RUSTON HOTEL                      122     X   X   X   X
  16418   UNIVERSITY INN                     80
  31557   BOISE RIVER INN                    88

                         LIST OF PROPERTIES INCLUDED IN

                                 Idaho Southwest

                                                                11/07/96 Page: 3


                                                                    Zip
SIR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
  25428   PARK INN BOISE                   BOISE                ID  83706  (208) 342-1044  9202
  30231   PLAZA SUITE HOTEL                BOISE                ID  83709  (208) 375-7666
  18149   FLYING J TRAVEL PLAZA            BOISE                ID  83709  (208) 322-4404
   9224   SUNLINER MOTEL                   GARDEN CITY          ID  83714  (208) 344-7647
   9636   RED LION BOISE RIVERSIDE HOTEL   GARDEN CITY          ID  83714  (208) 343-1871  6906


                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
SIR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
  25428   PARK INN BOISE                    130     X   X   X   X   X   X   X   X   X   X   X   X   X
  30231   PLAZA SUITE HOTEL                  39
  18149   FLYING J TRAVEL PLAZA              87
   9224   SUNLINER MOTEL                     25
   9636   RED LION BOISE RIVERSIDE HOTEL    304     X   X   X   X   X   X   X   X   X   X   X   X   X
                                           ----
                                           7160     X - Denotes data received by Smith Travel Research.